Exhibit 99.1
Kilroy Realty
Supplemental Financial Report
Q3 2025
i

Where Innovation Works
KILROY REALTY CORPORATION REPORTS
THIRD QUARTER FINANCIAL RESULTS
---------------
LOS ANGELES, October 27, 2025 - Kilroy Realty Corporation (NYSE: KRC) (“Kilroy” or the “Company”) today reported financial results for the third quarter ended September 30, 2025.
“Our third quarter results continued to demonstrate the momentum that is building across every component of our business, with strong new leasing activity across both the stabilized and development portfolios, and significant, previously announced capital recycling and capital markets activity,” said Angela
Aman, CEO. “With 84,000 square feet now executed at Kilroy Oyster Point Phase 2, we are well positioned to exceed our previously communicated goal of
100,000 square feet of lease executions at the project by year end 2025, as the quality of Kilroy Oyster Point resonates with a growing number of prospects in the market.”
Financial Results
•Revenues of $279.7 million for the quarter ended September 30, 2025, as compared to $289.9 million for the quarter ended September 30, 2024
•Net income available to common stockholders of $156.2 million, or $1.31 per diluted share, for the quarter ended September 30, 2025, as compared to $52.4 million, or $0.44 per diluted share, for the quarter ended September 30, 2024
•Funds from operations (“FFO”) of $130.6 million, or $1.08 per diluted share, for the quarter ended September 30, 2025, as compared to $140.4 million, or $1.17 per diluted share, for the quarter ended September 30, 2024
Leasing and Occupancy
•Stabilized Portfolio was 81.0% occupied and 83.3% leased at September 30, 2025, representing 230 basis points of leases signed that have not commenced
◦Occupancy during the quarter benefited from approximately 200,000 square feet of early rent commencements that were originally projected to take occupancy in the fourth quarter
•During the quarter, signed approximately 552,000 square feet of leases
◦Leasing activity was comprised of 237,000 square feet of new leasing on previously vacant space and 315,000 square feet of renewal leasing
▪At Kilroy Oyster Point Phase 2 (“KOP 2”), signed 68,000 square feet of new leases, including the previously announced 24,000 square foot lease with Color, as well as a 44,000 square foot lease with MBC BioLabs. See “Kilroy Oyster Point Phase 2” section below for additional details
▪Leasing activity during the quarter included 129,000 square feet of short-term leasing, primarily comprised of 119,000 square feet of short-term renewal leasing
•GAAP rents on leases signed during the quarter increased 5.0% and cash rents decreased 9.6% from prior levels on Second Generation leasing, excluding short-term leasing
•Subsequent to quarter end, signed a 16,000 square foot lease at KOP 2 with Acadia Pharmaceuticals (“Acadia”). See “Kilroy Oyster Point Phase 2”
section below for additional details
ii

Where Innovation Works
Kilroy Oyster Point Phase 2
•As highlighted above, signed 68,000 square feet during the third quarter and an additional 16,000 square feet subsequent to quarter end, for a total of 84,000 square feet of leases signed at KOP 2 to date, positioning the Company to likely exceed its previously communicated goal of 100,000 square feet of lease executions by year-end
◦As noted in the Company’s September press release, signed a lease with Color for its new headquarters as part of the Company’s spec suite initiative. Color is expected to commence occupancy early in the second quarter of 2026
◦MBC BioLabs, the Bay Area’s leading life science incubator that has helped launch more than 500 companies collectively raising over $20 billion in capital, is expected to commence occupancy in the fourth quarter of 2026
◦Acadia Pharmaceuticals, a biopharmaceutical company committed to advancing therapies for underserved neurological disorders and rare diseases and an existing tenant in the Company’s San Diego portfolio, is expected to commence occupancy early in the second quarter of
2026
Acquisition & Disposition Activity
•In September, completed the acquisition of Maple Plaza, an approximately 306,000 square foot office property in the Beverly Hills submarket of Los
Angeles, for $205.3 million. The building is 72.3% occupied and 79.3% leased to a diverse mix of tenants across private equity, professional services, education, and entertainment
•In September, completed the sale of a four-building, approximately 663,000 square foot campus in Silicon Valley for gross sales proceeds of $365.0 million
Redevelopment
•Added 4690 Executive Drive, an approximately 52,000 square foot redevelopment project in the University Towne Center submarket of San Diego, to the stabilized portfolio. The property is 47% leased
•Added 4400 Bohannon Drive, an approximately 48,000 square foot redevelopment project in the Other Peninsula submarket of the San Francisco
Bay Area, to the stabilized portfolio. The property is 0% leased
Balance Sheet
•In August, completed a public offering of $400.0 million of 5.875% 10-year unsecured senior notes due October 2035
•In September, fully redeemed $400.0 million of 4.375% unsecured senior notes due October 2025
Dividend
•The Board declared and paid a regular quarterly cash dividend on its common stock of $0.54 per share, equivalent to an annual rate of $2.16 per share. The dividend was paid on October 8, 2025 to stockholders of record on September 30, 2025 (the ex-dividend date)
iii

Where Innovation Works
Net Income Available to Common Stockholders / FFO Guidance
The Company is updating Nareit-defined FFO per share guidance for the full year 2025 to a range of $4.18 to $4.24 per diluted share, from the previous range of $4.05 to $4.15 per diluted share.

Key Assumptions	July 2025 Assumptions	October 2025 Assumptions
Same Property Cash Net Operating Income (“NOI”) growth (1)(2)	(1.0%) to (2.0%)	(0.75%) to (1.25%)
Average full year occupancy	80.50% to 81.50%	80.75% to 81.25%
GAAP lease termination fee income	+/- $13 million	+/- $12 million
Non-Cash GAAP NOI adjustments (3)	$4 million to $6 million	$11 million to $12 million
General and administrative and Leasing costs	$83 million to $85 million	$83 million to $85 million
Interest income	+/- $4.5 million	+/- $7 million
Capitalized interest (4)	$81 million to $83 million	$84 million to $85 million
Total development spending	$100 million to $200 million	$150 million to $200 million

	Full Year 2025 Range as of July 2025		Full Year 2025 Range as of October 2025
	Low End	High End	Low End	High End
	$ and shares/units in thousands, except per share/unit amounts
Net income available to common stockholders per share - diluted	$1.44	$1.54	$2.46	$2.52

Weighted average common shares outstanding - diluted (5)	118,765	118,765	118,820	118,820

Net income available to common stockholders	$170,874	$182,914	$292,510	$299,734
Adjustments:
Net income attributable to noncontrolling common units of the Operating Partnership	2,800	2,800	2,900	2,900
Net income attributable to noncontrolling interests in consolidated property partnerships	23,300	23,300	23,500	23,500
Depreciation and amortization of real estate assets	341,600	341,600	346,000	346,000
Gains on sales of depreciable operating properties	(16,554)	(16,554)	(127,038)	(127,038)
Funds From Operations attributable to noncontrolling interests in consolidated property partnerships	(34,400)	(34,400)	(34,600)	(34,600)
Funds From Operations (2)	$487,620	$499,660	$503,272	$510,496

Weighted average common shares/units outstanding – diluted (6)	120,400	120,400	120,400	120,400

Nareit Funds From Operations per common share/unit – diluted (2)	$4.05	$4.15	$4.18	$4.24
________________________
(1)Commencing January 1, 2025, the Company began excluding lease termination fee income from NOI and Cash NOI. Same Property Cash NOI growth guidance for 2025 excludes the impact of lease termination fee income.
(2)For additional information, please refer to pages 35-37 “Non-GAAP Supplemental Measures” for management statements on the Company’s non-GAAP measures.
(3)Non-Cash GAAP NOI adjustments include the following items: Amortization of deferred revenue related to tenant-funded tenant improvements, Straight-line rents, net, Amortization of net below market rents, and Lease related adjustments and other.
(4)Capitalized interest guidance assumes the continued capitalization of the Company’s Flower Mart project through the year-end 2025.
(5)Calculated based on estimated weighted average shares outstanding, including non-participating share-based awards and the dilutive impact of contingently issuable shares.
(6)Calculated based on the weighted average shares outstanding, including participating and non-participating share-based awards, and the dilutive impact of contingently issuable shares, and assuming the exchange of all common limited partnership units outstanding.  Reported amounts are attributable to common stockholders, common unitholders, and restricted stock unitholders.
iv

Where Innovation Works
The Company’s guidance estimates for the full year 2025, and the reconciliation of Net income available to common stockholders per share - diluted and
FFO per share and unit - diluted included within this press release, reflect management’s views on current and future market conditions, including assumptions with respect to rental rates, occupancy levels, and the earnings impact of the events referenced in this press release.  These guidance estimates do not include the impact on the Company’s operating results from potential future acquisitions, dispositions (including any associated gains or losses), capital markets activity, impairment charges, or any events outside of the Company’s control, as the timing and magnitude of any such events are not known at the time the Company provides guidance.  There can be no assurance that the Company’s actual results will not differ materially from these estimates.
Conference Call and Audio Webcast
The Company’s management will discuss third quarter results and the current business environment during the Company’s October 28, 2025 earnings conference call. The call will begin at 10:00 a.m. Pacific Time and last approximately one hour.  To participate and obtain conference call dial-in details, register by using the following link, https://www.netroadshow.com/events/login/LE9zwo3gD9WhaXuZj8Z0xIiTZIzFwtAfoGM. Those interested in listening via the Internet can access the conference call at https://events.q4inc.com/attendee/894416249. It may be necessary to download audio software to hear the conference call.
Table of Contents
The Post at Indeed Tower, Austin, TX
01
Corporate Data &
Financial Highlights
–Company Background
–Financial Highlights
–Consolidated Balance Sheets
–Consolidated Statements of Operations
–Funds From Operations & Funds Available for Distribution
–Supplemental Income Statement Detail
–Net Operating Income
–Same Property Net Operating Income Analysis (Cash Basis)
–EBITDA, EBITDAre, and Adjusted EBITDAre
Jardine, Los Angeles, CA
Kilroy Realty Q3 2025 Supplemental Report | 2

Where Innovation Works
Company
Background
Kilroy Realty Corporation (NYSE: KRC) is a publicly traded real estate investment trust and member of the S&P MidCap 400 Index. The Company owns, develops, acquires, and manages real estate assets consisting primarily of premier office and life science properties in the San Francisco
Bay Area, Los Angeles, Seattle, San Diego, and Austin.
Stabilized Office & Life Science Portfolio
at September 30, 2025
121
16.8
buildings
million square feet
81.0%
83.3%
occupied
leased
Residential Portfolio
93.2%
1,001
residential units
average occupancy
during 3Q25

Investor Relations
12200 W. Olympic Blvd., Suite 200
Los Angeles, CA 90064
(310) 481-8400
Web: www.kilroyrealty.com
E-mail: investorrelations@kilroyrealty.com

Doug S. Bettisworth	VP, Corporate Finance

Board of Directors
Edward F. Brennan, PhD	Chair
Angela M. Aman
Daryl J. Carter
Jolie A. Hunt
Louisa G. Ritter
Gary R. Stevenson
Peter B. Stoneberg
Executive and Senior Management Team
Angela M. Aman	Chief Executive Officer
Justin W. Smart	President
Jeffrey R. Kuehling	EVP, Chief Financial Officer and Treasurer
A. Robert Paratte	EVP, Chief Leasing Officer
Heidi R. Roth	EVP, Chief Administrative Officer
Sherrie S. Schwartz	EVP, Chief Human Resources Officer
Lauren N. Stadler	EVP, General Counsel and Secretary
Eliott L. Trencher	EVP, Chief Investment Officer
Merryl E. Werber	SVP, Chief Accounting Officer and Controller
Company
Background
Kilroy Realty Corporation (NYSE: KRC) is a publicly traded real estate investment trust and member of the S&P MidCap 400 Index. The Company owns, develops, acquires, and manages real estate assets consisting primarily of premier office and life science properties in the San Francisco
Bay Area, Los Angeles, Seattle, San Diego, and Austin.
Stabilized Office & Life Science Portfolio
at September 30, 2025
121
16.8
buildings
million square feet

Equity Research Coverage

Barclays	Brendan Lynch	(212) 526-9428
BofA Securities	Jana Galan	(646) 855-5042
BMO Capital Markets Corp.	John P. Kim	(212) 885-4115
BTIG	Thomas Catherwood	(212) 738-6140
Citigroup Investment Research	Seth Bergey	(212) 816-2066
Deutsche Bank Securities, Inc.	Omotayo Okusanya	(212) 250-9284
Evercore ISI	Steve Sakwa	(212) 446-9462
Goldman Sachs & Co. LLC	Caitlin Burrows	(212) 902-4736
Green Street Advisors	Dylan Burzinski	(949) 640-8780
Jefferies LLC	Joe Dickstein	(212) 778-8771
J.P. Morgan	Anthony Paolone	(212) 622-6682
Keybanc Capital Markets	Upal Rana	(917) 368-2316
Mizuho Securities USA LLC	Vikram Malhotra	(212) 282-3827
RBC Capital Markets	Mike Carroll	(440) 715-2649
Scotiabank	Nicholas Yulico	(212) 225-6904
Wells Fargo	Blaine Heck	(410) 662-2556
Wolfe Research	Ally Yaseen	(646) 582-9253
Kilroy Realty Corporation is followed by the analysts listed above. Please note that any opinions, estimates, or forecasts regarding Kilroy Realty Corporation’s performance made by these analysts are theirs alone and do not represent opinions, forecasts, or predictions of Kilroy Realty Corporation or its management. Kilroy Realty Corporation does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions or recommendations.

81.0%
83.3%
occupied
leased
Residential Portfolio
93.2%
1,001
residential units
average occupancy
during 3Q25
Kilroy Realty Q3 2025 Supplemental Report | 3

Where Innovation Works

Financial Highlights
(unaudited, $ in thousands, except per share amounts)

Three Months Ended						Nine Months Ended
	9/30/2025	6/30/2025	3/31/2025	12/31/2024	9/30/2024	9/30/2025	9/30/2024

INCOME ITEMS:
Revenues	$279,744	$289,892	$270,844	$286,379	$289,938	$840,480	$849,250
Lease Termination Fees (1)	309	10,754	506	2,469	1,461	11,569	4,597
Capitalized Interest and Debt Costs	22,574	21,333	20,548	21,312	20,827	64,455	61,149
Capitalized Internal Overhead Costs (2)	4,682	3,807	4,634	4,614	5,472	13,123	16,030
Other Capitalized Development Costs (3)	7,353	5,505	4,974	3,604	3,967	17,832	8,458
Non-Cash Amortization of Share-Based Compensation Awards	5,436	4,582	3,927	4,443	4,576	13,945	13,271
EARNINGS METRICS:
Net Income Available to Common Stockholders	$156,220	$68,449	$39,008	$59,460	$52,378	$263,677	$151,509
Net Operating Income (1)(4)	188,775	190,779	180,239	193,645	195,230	559,793	570,811
EBITDAre (5)	171,561	181,500	161,999	181,421	185,960	515,060	547,023
Company's Share of EBITDAre (5)	164,126	167,914	154,719	173,578	178,475	486,759	523,277
Company's Share of Adjusted EBITDAre (5)	161,007	167,402	153,585	168,788	168,787	481,994	490,315
Funds From Operations (6)	130,561	135,891	122,310	144,875	140,448	388,762	406,758
Funds Available for Distribution (6)	100,939	103,889	109,096	109,087	96,820	313,924	336,982
PER SHARE INFORMATION (7):
Net Income Available to Common Stockholders per common share – diluted	$1.31	$0.57	$0.33	$0.50	$0.44	$2.21	$1.27
Funds From Operations per common share – diluted (6)	1.08	1.13	1.02	1.20	1.17	3.23	3.38
Dividends declared per common share	0.54	0.54	0.54	0.54	0.54	2.16	2.16
RATIOS (8):
Net Operating Income Margin (1)	67.5%	65.8%	66.5%	67.6%	67.3%	66.6%	67.2%
Net Debt to Company's Share of EBITDAre Ratio (5)(8)	6.4x	6.6x	6.6x	6.4x	6.4x	N/A	N/A
Net Debt to Company's Share of Adjusted EBITDAre Ratio (5)(8)	6.5x	6.7x	6.9x	6.8x	6.9x	N/A	N/A
Fixed Charge Coverage Ratio - Net Income	3.1x	1.6x	0.9x	1.3x	1.1x	1.9x	1.0x
Fixed Charge Coverage Ratio - Company’s Share of EBITDAre (5)	3.2x	3.4x	3.2x	3.3x	3.3x	3.2x	3.2x
Net Income Payout Ratio	39.7%	81.1%	147.6%	99.0%	111.6%	67.8%	114.6%
FFO / FAD Payout Ratio (6)	49.4% / 63.9%	47.5% / 62.1%	52.7% / 59.1%	44.4% / 59.0%	45.8% / 66.5%	49.8% / 61.6%	47.3% / 57.1%
STABILIZED PORTFOLIO INFORMATION:
Period End Occupancy Percentage	81.0%	80.8%	81.4%	82.8%	84.3%	81.0%	84.3%
Period End Leased Percentage	83.3%	83.5%	83.9%	84.9%	85.8%	83.3%	85.8%
Average Occupancy	80.7%	80.8%	81.4%	83.3%	84.1%	81.0%	84.1%
Lease Composition (Net / Gross) (9)	50% / 50%	51% / 49%	52% / 48%	52% / 48%	51% / 49%	N/A	N/A
________________________
Note: Refer to pages 39-42 “Definitions Included in Supplemental” for definitions of commonly used terms. Refer to pages 35-37 “Non-GAAP Supplemental Measures” for management statements on the Company’s non-GAAP measures.
(1)Commencing January 1, 2025, the Company began excluding lease termination fees from Net Operating Income. Lease termination fees are presented here on a GAAP basis and Net Operating Income as presented has been conformed to the Company’s new definition.
(2)Primarily represents compensation costs capitalized to construction and development projects.
(3)Represents incidental property operating and carry costs capitalized to development projects.
(4)Refer to page 43 for a reconciliation of GAAP Net Income Available to Common Stockholders to Net Operating Income.
(5)Refer to pages 10 and 44 for reconciliations of GAAP Net Income Available to Common Stockholders to Company’s Share of EBITDAre.
(6)Refer to page 6 for reconciliations of GAAP Net Income Available to Common Stockholders to Funds From Operations and Funds Available for Distribution and page 45 for a reconciliation of GAAP Net Cash Provided by Operating
Activities to Funds Available for Distribution.
(7)Reported amounts are attributable to common stockholders, common unitholders, and restricted stock unitholders.
(8)Ratios are calculated based on current quarter amounts unless otherwise noted. Net Debt to Company’s Share of EBITDAre and Adjusted EBITDAre are calculated on a trailing-12 month basis. Refer to page 33 for additional information.
(9)Based upon Annualized Base Rent, including 100% of consolidated property partnerships, as of the end of the period. Excludes leases at the Company’s three residential properties.
Kilroy Realty Q3 2025 Supplemental Report | 4

Where Innovation Works

Consolidated Balance Sheets
(unaudited, $ in thousands)

	9/30/2025	6/30/2025	3/31/2025	12/31/2024	9/30/2024

ASSETS:
Land and improvements	$1,661,679	$1,627,754	$1,750,820	$1,750,820	$1,750,820
Buildings and improvements	8,658,236	8,427,405	8,617,728	8,598,751	8,573,332
Undeveloped land and construction in progress	2,355,181	2,364,938	2,356,330	2,309,624	2,254,628
Total real estate assets held for investment	12,675,096	12,420,097	12,724,878	12,659,195	12,578,780
Accumulated depreciation and amortization	(2,952,576)	(2,877,165)	(2,900,113)	(2,824,616)	(2,747,494)
Total real estate assets held for investment, net	9,722,520	9,542,932	9,824,765	9,834,579	9,831,286
Real estate and other assets held for sale, net	—	255,795	—	—	—
Cash and cash equivalents	372,416	193,129	146,711	165,690	625,395
Marketable securities	33,569	31,629	29,187	27,965	27,144
Current receivables, net	13,191	11,718	11,680	11,033	11,218
Deferred rent receivables, net	436,886	436,964	447,433	451,996	455,613
Deferred leasing costs and acquisition-related intangible assets, net	229,175	208,266	220,051	225,937	226,991
Right of use ground lease assets	128,396	128,674	128,949	129,222	129,492
Prepaid expenses and other assets, net	56,046	58,725	69,909	51,935	73,495
Total Assets	$10,992,199	$10,867,832	$10,878,685	$10,898,357	$11,380,634

LIABILITIES AND EQUITY:
Liabilities:
Secured debt, net	$593,956	$595,212	$596,806	$598,199	$599,478
Unsecured debt, net	3,995,555	4,002,507	4,001,036	3,999,566	4,401,678
Accounts payable, accrued expenses, and other liabilities	321,188	273,600	292,354	285,011	354,785
Ground lease liabilities	127,830	128,030	128,227	128,422	128,606
Accrued dividends and distributions	64,996	64,985	64,990	64,850	64,844
Deferred revenue and acquisition-related intangible liabilities, net	127,931	131,606	137,538	142,437	151,670
Rents received in advance and tenant security deposits	74,888	73,561	77,749	71,003	71,033
Liabilities related to real estate assets held for sale	—	4,887	—	—	—
Total liabilities	5,306,344	5,274,388	5,298,700	5,289,488	5,772,094
Equity:
Stockholders’ Equity
Common stock	1,183	1,183	1,183	1,181	1,181
Additional paid-in capital	5,223,369	5,216,320	5,210,415	5,209,653	5,203,195
Retained earnings	240,810	148,952	144,867	171,212	175,962
Total stockholders’ equity	5,465,362	5,366,455	5,356,465	5,382,046	5,380,338
Noncontrolling Interests
Common units of the Operating Partnership	53,154	52,192	52,105	52,472	52,441
Noncontrolling interests in consolidated property partnerships	167,339	174,797	171,415	174,351	175,761
Total noncontrolling interests	220,493	226,989	223,520	226,823	228,202
Total equity	5,685,855	5,593,444	5,579,985	5,608,869	5,608,540
Total Liabilities And Equity	$10,992,199	$10,867,832	$10,878,685	$10,898,357	$11,380,634
Kilroy Realty Q3 2025 Supplemental Report | 5

Where Innovation Works

Consolidated Statements of Operations
(unaudited, $ in thousands, except per share amounts)

Three Months Ended						Nine Months Ended
	9/30/2025	6/30/2025	3/31/2025	12/31/2024	9/30/2024	9/30/2025	9/30/2024
Revenues
Rental income	$274,909	$285,071	$266,244	$281,355	$285,951	$826,224	$836,760
Other property income	4,835	4,821	4,600	5,024	3,987	14,256	12,490
Total revenues	279,744	289,892	270,844	286,379	289,938	840,480	849,250
Expenses
Property expenses	61,764	58,575	58,714	63,249	63,593	179,053	180,192
Real estate taxes	25,878	26,765	28,365	24,026	26,677	81,008	84,925
Ground leases	3,018	3,019	3,020	2,990	2,977	9,057	8,725
General and administrative expenses	18,247	18,475	16,901	16,977	17,981	53,623	54,097
Leasing costs	2,610	2,277	2,873	2,013	2,353	7,760	6,751
Depreciation and amortization	87,487	87,625	87,119	89,121	91,879	262,231	267,061
Total expenses	199,004	196,736	196,992	198,376	205,460	592,732	601,751
Other Income (Expenses)
Interest income	3,119	512	1,134	4,790	9,688	4,765	32,962
Interest expense	(32,152)	(30,844)	(31,148)	(33,245)	(36,408)	(94,144)	(112,042)
Other income (expense) (1)	91	190	(157)	(493)	(85)	124	(499)
Gains on sales of depreciable operating properties	110,484	16,554	—	—	—	127,038	—
Gain on sale of long-lived assets (2)	—	—	—	5,979	—	—	—
Total other expenses	81,542	(13,588)	(30,171)	(22,969)	(26,805)	37,783	(79,579)
Net Income	162,282	79,568	43,681	65,034	57,673	285,531	167,920
Net income attributable to noncontrolling common units of the Operating Partnership	(1,524)	(663)	(375)	(593)	(509)	(2,562)	(1,469)
Net income attributable to noncontrolling interests in consolidated property partnerships	(4,538)	(10,456)	(4,298)	(4,981)	(4,786)	(19,292)	(14,942)
Total income attributable to noncontrolling interests	(6,062)	(11,119)	(4,673)	(5,574)	(5,295)	(21,854)	(16,411)
Net Income Available To Common Stockholders	$156,220	$68,449	$39,008	$59,460	$52,378	$263,677	$151,509
Weighted average common shares outstanding – basic	118,296	118,285	118,195	118,047	117,830	118,259	117,516
Weighted average common shares outstanding – diluted	118,822	118,683	118,664	118,759	118,244	118,724	117,955
Net Income Available To Common Stockholders Per Share
Net income available to common stockholders per share – basic	$1.32	$0.58	$0.33	$0.50	$0.44	$2.22	$1.27
Net income available to common stockholders per share – diluted	$1.31	$0.57	$0.33	$0.50	$0.44	$2.21	$1.27
________________________
(1)Commencing January 1, 2025, the Company began presenting a new line item, Other income (expense), which includes tax expenses, acquisition and disposition expenses, and income or expenses related to environmental and sustainability initiatives, all of which were previously included in General and administrative expenses. Historical amounts for General and administrative expenses and Other income (expense) have been revised to conform with the current period presentation.
(2)During the three months ended December 31, 2024, the Company sold its corporate aircraft for a sales price of $19.8 million and recognized a gain on sale of approximately $6.0 million.
Kilroy Realty Q3 2025 Supplemental Report | 6

Where Innovation Works

Funds From Operations & Funds Available for Distribution (1)
(unaudited, $ in thousands, except per share amounts)

Three Months Ended						Nine Months Ended
	9/30/2025	6/30/2025	3/31/2025	12/31/2024	9/30/2024	9/30/2025	9/30/2024

FUNDS FROM OPERATIONS:
Net income available to common stockholders	$156,220	$68,449	$39,008	$59,460	$52,378	$263,677	$151,509
Adjustments:
Net income attributable to noncontrolling common units of the Operating Partnership	1,524	663	375	593	509	2,562	1,469
Net income attributable to noncontrolling interests in consolidated property partnerships	4,538	10,456	4,298	4,981	4,786	19,292	14,942
Depreciation and amortization of real estate assets	86,080	86,243	85,735	87,536	90,243	258,058	262,292
Gains on sales of depreciable operating properties	(110,484)	(16,554)	—	—	—	(127,038)	—
Funds From Operations attributable to noncontrolling interests in consolidated property partnerships	(7,317)	(13,366)	(7,106)	(7,695)	(7,468)	(27,789)	(23,454)
Funds From Operations	$130,561	$135,891	$122,310	$144,875	$140,448	$388,762	$406,758
Weighted average common shares/units outstanding – basic (2)	119,870	119,848	119,750	119,521	119,702	119,823	119,798
Weighted average common shares/units outstanding – diluted (2)	120,397	120,246	120,220	120,234	120,115	120,288	120,237
FFO per common share/unit – basic	$1.09	$1.13	$1.02	$1.21	$1.17	$3.24	$3.40
FFO per common share/unit – diluted	$1.08	$1.13	$1.02	$1.20	$1.17	$3.23	$3.38

FUNDS AVAILABLE FOR DISTRIBUTION:
Funds From Operations	$130,561	$135,891	$122,310	$144,875	$140,448	$388,762	$406,758
Adjustments:
Recurring tenant improvements, leasing commissions, and capital expenditures	(36,959)	(34,040)	(17,378)	(33,089)	(25,662)	(88,377)	(59,494)
Amortization of deferred revenue related to tenant-funded tenant improvements	(3,639)	(3,770)	(3,688)	(4,065)	(4,213)	(11,097)	(15,073)
Straight-line rents, net	1,303	3,354	4,613	3,667	2,615	9,270	5,517
Amortization of net below market rents	(764)	(845)	(846)	(846)	(885)	(2,455)	(2,675)
Amortization of deferred financing costs and net debt discount/premium	1,218	1,178	1,219	1,650	1,926	3,615	5,243
Non-cash amortization of share-based compensation awards and adjustments for executive retirement obligations (3)	5,436	4,582	3,927	4,443	(12,389)	13,945	(3,119)
Lease related adjustments and other (4)	1,877	(2,626)	(1,677)	(2,359)	(7,226)	(2,426)	(5,180)
Gain on sale of long-lived assets (5)	—	—	—	(5,979)	—	—	—
Adjustments attributable to noncontrolling interests in consolidated property partnerships	1,906	165	616	790	2,206	2,687	5,005
Funds Available for Distribution	$100,939	$103,889	$109,096	$109,087	$96,820	$313,924	$336,982
________________________
(1)Refer to pages 35-37 “Non-GAAP Supplemental Measures” for management statements on the Company’s non-GAAP measures. Reported per common share/unit amounts are attributable to common stockholders, common unitholders, and restricted stock unitholders.
(2)Calculated based on weighted average shares outstanding including participating share-based awards and assuming the exchange of all common limited partnership units outstanding. Diluted amounts per share also include non-participating share-based awards and the dilutive impact of contingently issuable shares.
(3)During the three months ended September 30, 2024, the Company incurred $17.1 million of cash retirement payments to the Company’s former CEO.
(4)Includes deferred income and lease incentives, net, deferred settlement and restoration fee income, deferred lease termination fee income, and other non-cash items.
(5)During the three months ended December 31, 2024, the Company sold its corporate aircraft for a sales price of $19.8 million and recognized a gain on sale of approximately $6.0 million.
Kilroy Realty Q3 2025 Supplemental Report | 7

Where Innovation Works

Supplemental Income Statement Detail
(unaudited, $ in thousands)

			Three Months Ended					Nine Months Ended
			9/30/2025	6/30/2025	3/31/2025	12/31/2024	9/30/2024	9/30/2025	9/30/2024
	Revenues	Income Statement Category
*	Base rent	Rental income	$201,633	$201,955	$202,640	$204,705	$204,030	$606,228	$606,441
*	Tenant reimbursements	Rental income	51,867	48,035	46,313	47,621	51,846	146,215	149,577
*	Other revenues (1)	Rental income	16,656	19,967	15,630	18,707	17,314	52,253	49,026
	Deferred income and lease incentives, net (2)	Rental income	707	771	834	1,757	3,958	2,312	8,175
	Amortization of deferred revenue related to tenant-funded tenant improvements	Rental income	3,639	3,770	3,688	4,065	4,213	11,097	15,073
	Straight-line rents, net	Rental income	(1,303)	(3,354)	(4,613)	(3,667)	(2,615)	(9,270)	(5,517)
	Amortization of net below market rents	Rental income	764	845	846	846	885	2,455	2,675
*	Settlement and restoration fee income	Rental income	2,663	639	63	6,709	3,002	3,365	4,856
	Deferred settlement and restoration fee income	Rental income	(2,026)	1,689	337	(1,857)	1,857	—	1,857
	Cash lease termination fee income	Rental income	867	10,588	—	10	50	11,455	6,366
	Deferred lease termination fee income	Rental income	(558)	166	506	2,459	1,411	114	(1,769)
*	Other property income (3)	Other property income	4,835	4,821	4,600	5,024	3,987	14,256	12,490
	Total Revenues		$279,744	$289,892	$270,844	$286,379	$289,938	$840,480	$849,250

________________________
•Represents a component of Cash Net Operating Income.
(1)Primarily comprised of residential income, contractual parking income, and revenues deemed uncollectible.
(2)Includes non-cash adjustments attributable to lease-related matters, including GAAP revenue recognition timing differences.
(3)Primarily comprised of transient parking income.
Kilroy Realty Q3 2025 Supplemental Report | 8

Where Innovation Works

Net Operating Income (1)
(unaudited, $ in thousands)

	Three Months Ended					Nine Months Ended
	9/30/2025	6/30/2025	3/31/2025	12/31/2024	9/30/2024	9/30/2025	9/30/2024
Cash Operating Revenues:
Base rent	$201,633	$201,955	$202,640	$204,705	$204,030	$606,228	$606,441
Tenant reimbursements	51,867	48,035	46,313	47,621	51,846	146,215	149,577
Other revenues (2)	16,656	19,967	15,630	18,707	17,314	52,253	49,026
Settlement and restoration fee income	2,663	639	63	6,709	3,002	3,365	4,856
Other property income (3)	4,835	4,821	4,600	5,024	3,987	14,256	12,490
Total cash operating revenues	277,654	275,417	269,246	282,766	280,179	822,317	822,390
Cash Operating Expenses:
Property expenses	61,764	58,575	58,714	63,245	63,579	179,053	180,133
Real estate taxes	25,878	26,765	28,365	24,026	26,677	81,008	84,925
Ground leases	2,940	2,941	2,942	2,902	2,891	8,823	8,459
Total cash operating expenses	90,582	88,281	90,021	90,173	93,147	268,884	273,517
Cash Net Operating Income (4)	187,072	187,136	179,225	192,593	187,032	553,433	548,873
Deferred income and lease incentives, net (5)	707	771	834	1,757	3,958	2,312	8,175
Amortization of deferred revenue related to tenant-funded tenant improvements	3,639	3,770	3,688	4,065	4,213	11,097	15,073
Straight-line rents, net	(1,303)	(3,354)	(4,613)	(3,667)	(2,615)	(9,270)	(5,517)
Amortization of net below market rents	764	845	846	846	885	2,455	2,675
Deferred settlement and restoration fee income	(2,026)	1,689	337	(1,857)	1,857	—	1,857
Other (6)	(78)	(78)	(78)	(92)	(100)	(234)	(325)
Net Operating Income (4)	188,775	190,779	180,239	193,645	195,230	559,793	570,811
Lease termination fees (1)	309	10,754	506	2,469	1,461	11,569	4,597
General and administrative expenses	(18,247)	(18,475)	(16,901)	(16,977)	(17,981)	(53,623)	(54,097)
Leasing costs	(2,610)	(2,277)	(2,873)	(2,013)	(2,353)	(7,760)	(6,751)
Other income (expense) (7)	91	190	(157)	(493)	(85)	124	(499)
Interest income	3,119	512	1,134	4,790	9,688	4,765	32,962
Interest expense	(32,152)	(30,844)	(31,148)	(33,245)	(36,408)	(94,144)	(112,042)
Depreciation and amortization	(87,487)	(87,625)	(87,119)	(89,121)	(91,879)	(262,231)	(267,061)
Gains on sales of depreciable operating properties	110,484	16,554	—	—	—	127,038	—
Gain on sale of long-lived assets	—	—	—	5,979	—	—	—
Net Income	$162,282	$79,568	$43,681	$65,034	$57,673	$285,531	$167,920
________________________
(1)Commencing January 1, 2025, the Company began excluding lease termination fees from Net Operating Income and Cash Net Operating Income. Lease termination fees are presented here on a GAAP basis and Net
Operating Income and Cash Net Operating Income as presented have been conformed to the Company’s new definition.
(2)Primarily comprised of residential income, contractual parking income, and revenues deemed uncollectible.
(3)Primarily comprised of transient parking income.
(4)Refer to pages 35-37 “Non-GAAP Supplemental Measures” for management statements on the Company’s non-GAAP measures. Refer to page 43 for a reconciliation of GAAP Net Income Available to Common
Stockholders to Cash Net Operating Income and Net Operating Income.
(5)Includes non-cash adjustments attributable to lease-related matters, including GAAP revenue recognition timing differences.
(6)Includes other non-cash amounts primarily related to property expenses and ground rent expense.
(7)Commencing January 1, 2025, the Company began presenting a new line item, Other income (expense), which includes tax expenses, acquisition and disposition expenses, and income or expenses related to environmental and sustainability initiatives, all of which were previously included in General and administrative expenses. Historical amounts for General and administrative expenses and Other income (expense) have been revised to conform with the current period presentation.
Kilroy Realty Q3 2025 Supplemental Report | 9

Where Innovation Works

Same Property Net Operating Income Analysis (Cash Basis)(1)
(unaudited, $ in thousands)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2025	2024	% Contribution	2025	2024	% Contribution

Total Same Property Portfolio
Number of properties	116			116
Square Feet	16,301,182			16,301,182
Average Occupancy (2)	80.9%	83.3%		80.8%	83.4%
Percent of Stabilized Portfolio (3)	97.0%			97.0%
Percent of Total Portfolio (3)	97.0%			97.0%

Cash Operating Revenues:
Base rent	$191,461	$193,835	(1.3)%	$575,305	$576,175	(0.2)%
Tenant reimbursements	50,151	49,764	0.2%	140,645	143,203	(0.5)%
Other revenues (4)	16,933	17,530	(0.3)%	52,611	49,522	0.6%
Settlement and restoration fee income	2,663	3,002	(0.2)%	3,365	4,145	(0.1)%
Other property income (5)	4,597	3,825	0.3%	13,394	12,075	0.3%
Total cash operating revenues	265,805	267,956	(1.3)%	785,320	785,120	0.1%
Cash Operating Expenses:
Property expenses	59,993	62,273	1.3%	173,638	175,918	0.5%
Real estate taxes	23,788	24,799	0.6%	74,663	79,612	0.9%
Ground leases	2,940	2,891	0.0%	8,823	8,459	(0.1)%
Total cash operating expenses	86,721	89,963	1.9%	257,124	263,989	1.3%
Cash Net Operating Income (6)(7)(8)	$179,084	$177,993	0.6%	$528,196	$521,131	1.4%

________________________
(1)Same Property Portfolio is defined as all properties owned and included in the Stabilized Portfolio as of January 1, 2024 and still owned and included in the Stabilized Portfolio as of September 30, 2025. Same Property
Portfolio includes 100% of consolidated property partnerships as well as the Company’s three residential properties. Refer to pages 39-42 “Definitions Included in Supplemental” for additional information.
(2)Calculated as the average of the daily ending occupancy percentages.
(3)Based on rentable square footage at the end of the period.
(4)Primarily comprised of residential income, contractual parking income, and revenues deemed uncollectible.
(5)Primarily comprised of transient parking income.
(6)For Same Property Cash Net Operating Income, restoration and settlement fee income is recognized in the period in which it is received, which may not correspond with the timing of GAAP revenue recognition. Tenant prepayments are recognized in the applicable lease billing period.
(7)Refer to pages 35-37 “Non-GAAP Supplemental Measures” for management statements on the Company’s non-GAAP measures. Refer to page 43 for a reconciliation of GAAP Net Income Available to Common
Stockholders to Same Property Cash Net Operating Income.
(8)Commencing January 1, 2025, the Company began excluding lease termination fees from Same Property Cash Net Operating Income. Same Property Cash Net Operating Income as presented has been conformed to our new definition.
Kilroy Realty Q3 2025 Supplemental Report | 10

Where Innovation Works

EBITDA, EBITDAre, and Adjusted EBITDAre (1)
(unaudited, $ in thousands)

	Three Months Ended
	9/30/2025	6/30/2025	3/31/2025	12/31/2024	9/30/2024
Net Income Available to Common Stockholders	$156,220	$68,449	$39,008	$59,460	$52,378
Interest expense	32,152	30,844	31,148	33,245	36,408
Depreciation and amortization	87,487	87,625	87,119	89,121	91,879
Taxes (2)	124	17	51	—	—
EBITDA	275,983	186,935	157,326	181,826	180,665
Net income attributable to noncontrolling common units of the Operating Partnership	1,524	663	375	593	509
Net income attributable to noncontrolling interests in consolidated property partnerships	4,538	10,456	4,298	4,981	4,786
Gains on sales of depreciable operating properties	(110,484)	(16,554)	—	—	—
Gain on sales of long-lived assets	—	—	—	(5,979)	—
EBITDAre	171,561	181,500	161,999	181,421	185,960
EBITDAre attributable to noncontrolling interests in consolidated property partnerships	(7,435)	(13,586)	(7,280)	(7,843)	(7,485)
Company's share of EBITDAre	164,126	167,914	154,719	173,578	178,475
Interest income	(3,119)	(512)	(1,134)	(4,790)	(9,688)
Company's share of Adjusted EBITDAre	$161,007	$167,402	$153,585	$168,788	$168,787
________________________
(1)Refer to pages 35-37 “Non-GAAP Supplemental Measures” for management statements on the Company’s non-GAAP measures.
(2)Commencing in January 1, 2025, the Company began adjusting for taxes, which are included in Other income (expense) on the Company’s Consolidated Statement of Operations. EBITDA, EBITDAre, and Adjusted
EBITDAre for the periods ending December 31, 2024 and September 30, 2024, have not been conformed to our new presentation to maintain consistency with previously reported financial ratios.
02
Portfolio Data
–Stabilized Portfolio Occupancy Overview by Region
–Leases Executed
–Stabilized Portfolio Capital Expenditures
–Stabilized Portfolio Lease Expirations
–Top 20 Tenants
–Tenant Industry Diversification
–2025 Acquisitions
–2025 Dispositions and Assets Under Contract
–Consolidated Ventures (Noncontrolling Property Partnerships)
Indeed Tower, Austin, TX
Kilroy Realty Q3 2025 Supplemental Report | 12

Where Innovation Works

Stabilized Portfolio Occupancy Overview by Region (1) (2)
(unaudited)

			Total Rentable Square Feet	Occupied at		Leased at
	YTD NOI %	Rentable Square Feet %		9/30/2025	6/30/2025 (3)	9/30/2025	6/30/2025 (3)

LOS ANGELES
Hollywood / West Hollywood	8.3%	8.2%	1,383,563	84.5%	86.0%	84.5%	86.5%
El Segundo	2.8%	6.6%	1,103,595	68.8%	69.2%	70.5%	69.6%
Long Beach	2.6%	5.7%	957,706	83.8%	82.7%	88.5%	88.8%
West Los Angeles	2.4%	3.9%	650,722	56.5%	57.8%	56.5%	57.8%
Beverly Hills	0.1%	1.8%	306,366	72.3%	N/A	79.3%	N/A
Culver City	0.0%	1.0%	166,207	36.4%	30.5%	38.4%	38.4%
Total Los Angeles	16.2%	27.2%	4,568,159	74.0%	74.4%	75.9%	76.4%
SAN DIEGO
Del Mar	12.5%	11.3%	1,892,538	87.5%	89.2%	89.5%	89.4%
I-15 Corridor	1.6%	2.5%	427,764	86.0%	83.1%	86.7%	86.0%
Little Italy / Point Loma	0.7%	1.9%	319,879	52.1%	52.0%	62.9%	60.5%
University Towne Center	1.9%	1.7%	283,134	81.6%	100.0%	90.3%	100.0%
Total San Diego	16.7%	17.4%	2,923,315	82.8%	85.0%	86.2%	86.5%
SAN FRANCISCO BAY AREA
San Francisco CBD	26.3%	20.3%	3,410,022	81.6%	78.8%	83.4%	82.2%
Silicon Valley	4.8%	3.7%	622,640	100.0%	100.0%	100.0%	100.0%
South San Francisco	9.1%	4.8%	806,109	91.9%	91.9%	91.9%	91.9%
Other Peninsula	5.8%	4.3%	726,200	86.2%	92.3%	86.2%	92.3%
Total San Francisco Bay Area	46.0%	33.1%	5,564,971	85.7%	84.8%	86.8%	86.9%
SEATTLE
Lake Union / Denny Regrade	10.5%	12.3%	2,077,052	75.3%	74.5%	80.1%	78.6%
Bellevue	6.0%	5.5%	919,295	92.6%	87.6%	93.1%	98.1%
Total Seattle	16.5%	17.8%	2,996,347	80.6%	78.5%	84.1%	84.6%
AUSTIN
Austin CBD	4.6%	4.5%	758,975	82.2%	79.9%	87.9%	83.2%
Total Austin	4.6%	4.5%	758,975	82.2%	79.9%	87.9%	83.2%
Total Stabilized Portfolio	100.0%	100.0%	16,811,767	81.0%	80.8%	83.3%	83.5%

Average Occupancy (4)
Quarter-to-Date	Year-to-Date
80.7%	81.0%
________________________
(1)Excludes residential properties. Refer to pages 39-42 “Definitions Included in Supplemental” for additional information.
(2)Occupied and leased percentage calculations presented throughout this report are based on rentable square footage at the end of the period, inclusive of all remeasurements that occurred during the period.
(3)As previously reported, including properties subsequently disposed of. Excludes properties subsequently acquired and redevelopment properties that stabilized during the three months ended September 30, 2025, including Maple Plaza, which was acquired in September 2025, 4690 Executive Drive, which stabilized in August 2025, and 4400 Bohannon Drive, which stabilized in September 2025.
(4)Calculated as the average of the daily ending occupancy percentages.
Kilroy Realty Q3 2025 Supplemental Report | 13

Where Innovation Works

Stabilized Portfolio Occupancy Overview by Region, continued
(unaudited)

			Rentable Square Feet	Occupied at		Leased at
	Campus	Submarket		9/30/2025	6/30/2025 (1)	9/30/2025	6/30/2025 (1)

LOS ANGELES, CALIFORNIA
1350 Ivar Avenue	On Vine	Hollywood / West Hollywood	16,448	100.0%	100.0%	100.0%	100.0%
1355 Vine Street	On Vine	Hollywood / West Hollywood	183,129	100.0%	100.0%	100.0%	100.0%
1375 Vine Street	On Vine	Hollywood / West Hollywood	159,236	100.0%	100.0%	100.0%	100.0%
1395 Vine Street	On Vine	Hollywood / West Hollywood	2,575	100.0%	100.0%	100.0%	100.0%
1500 N. El Centro Avenue	Columbia Square	Hollywood / West Hollywood	113,447	63.6%	63.6%	63.6%	63.6%
1525 N. Gower Street	Columbia Square	Hollywood / West Hollywood	9,610	100.0%	100.0%	100.0%	100.0%
1575 N. Gower Street	Columbia Square	Hollywood / West Hollywood	264,430	98.3%	98.3%	98.3%	98.3%
6115 W. Sunset Boulevard	Columbia Square	Hollywood / West Hollywood	26,238	71.1%	71.1%	71.1%	71.1%
6121 W. Sunset Boulevard	Columbia Square	Hollywood / West Hollywood	93,418	100.0%	100.0%	100.0%	100.0%
6255 W. Sunset Boulevard	Sunset Media Center	Hollywood / West Hollywood	325,772	53.2%	59.3%	53.2%	61.2%
8560 W. Sunset Boulevard	The Sunset	Hollywood / West Hollywood	76,359	98.9%	100.0%	98.9%	100.0%
8570 W. Sunset Boulevard	The Sunset	Hollywood / West Hollywood	49,276	99.0%	99.0%	99.0%	99.0%
8580 W. Sunset Boulevard	The Sunset	Hollywood / West Hollywood	6,875	0.0%	0.0%	0.0%	0.0%
8590 W. Sunset Boulevard	The Sunset	Hollywood / West Hollywood	56,750	99.7%	99.7%	99.7%	99.7%
2240 E. Imperial Highway	Kilroy Airport Center	El Segundo	122,870	100.0%	100.0%	100.0%	100.0%
2250 E. Imperial Highway	Kilroy Airport Center	El Segundo	298,728	37.7%	37.7%	37.7%	37.7%
2260 E. Imperial Highway	Kilroy Airport Center	El Segundo	298,728	100.0%	100.0%	100.0%	100.0%
909 N. Pacific Coast Highway	909 & 999 N. Pacific Coast Highway	El Segundo	244,880	62.7%	61.7%	70.3%	63.6%
999 N. Pacific Coast Highway	909 & 999 N. Pacific Coast Highway	El Segundo	138,389	51.9%	56.5%	51.9%	56.5%
3750 Kilroy Airport Way	Aero	Long Beach	10,718	100.0%	100.0%	100.0%	100.0%
3760 Kilroy Airport Way	Aero	Long Beach	166,761	78.7%	80.4%	78.7%	80.4%
3780 Kilroy Airport Way	Aero	Long Beach	221,452	98.2%	96.4%	98.2%	98.2%
3800 Kilroy Airport Way	Aero	Long Beach	192,476	93.4%	93.4%	93.4%	93.4%
3840 Kilroy Airport Way	Aero	Long Beach	138,441	100.0%	98.3%	100.0%	100.0%
3880 Kilroy Airport Way	Aero	Long Beach	96,923	51.9%	51.9%	90.8%	90.8%
3900 Kilroy Airport Way	Aero	Long Beach	130,935	57.1%	51.9%	62.3%	62.3%
12100 W. Olympic Boulevard	Westside Media Center	West Los Angeles	155,679	68.7%	68.7%	68.7%	68.7%
12200 W. Olympic Boulevard	Westside Media Center	West Los Angeles	154,544	32.0%	32.0%	32.0%	32.0%
12233 W. Olympic Boulevard	Tribeca West	West Los Angeles	156,746	47.3%	52.5%	47.3%	52.5%
12312 W. Olympic Boulevard	Westside Media Center	West Los Angeles	78,900	100.0%	100.0%	100.0%	100.0%
2100/2110 Colorado Avenue	Santa Monica Media Center	West Los Angeles	104,853	55.4%	55.4%	55.4%	55.4%
335-345 N. Maple Drive *	Maple Plaza	Beverly Hills	306,366	72.3%	N/A	79.3%	N/A
3101-3243 La Cienega Boulevard	Blackwelder	Culver City	166,207	36.4%	30.5%	38.4%	38.4%
Total Los Angeles			4,568,159	74.0%	74.4%	75.9%	76.4%
________________________
*      Excluded from the Same Property portfolio.
(1)As previously reported, including properties subsequently disposed of. Excludes properties subsequently acquired and redevelopment properties that stabilized during the three months ended September 30, 2025.
Refer to pages 39-42 “Definitions Included in Supplemental” for additional information.
Kilroy Realty Q3 2025 Supplemental Report | 14

Where Innovation Works

Stabilized Portfolio Occupancy Overview by Region, continued
(unaudited)

			Rentable Square Feet	Occupied at		Leased at
	Campus	Submarket		9/30/2025	6/30/2025 (1)	9/30/2025	6/30/2025 (1)

SAN DIEGO, CALIFORNIA
12225 El Camino Real	Carmel Valley Corporate Center	Del Mar	58,401	100.0%	100.0%	100.0%	100.0%
12235 El Camino Real	Carmel Valley Corporate Center	Del Mar	53,751	100.0%	100.0%	100.0%	100.0%
12340 El Camino Real	Del Mar Corporate Centre	Del Mar	110,950	25.9%	25.9%	25.9%	25.9%
12390 El Camino Real	Del Mar Corporate Centre	Del Mar	73,238	100.0%	100.0%	100.0%	100.0%
12770 El Camino Real	One Paseo	Del Mar	75,035	65.3%	100.0%	100.0%	100.0%
12780 El Camino Real	One Paseo	Del Mar	140,591	100.0%	100.0%	100.0%	100.0%
12790 El Camino Real	One Paseo	Del Mar	87,944	100.0%	100.0%	100.0%	100.0%
12830 El Camino Real	One Paseo	Del Mar	196,444	100.0%	100.0%	100.0%	100.0%
12860 El Camino Real	One Paseo	Del Mar	92,042	92.5%	100.0%	100.0%	100.0%
12348 High Bluff Drive	Del Mar Tech Center	Del Mar	39,192	51.5%	51.5%	51.5%	51.5%
12400 High Bluff Drive	Del Mar Corporate Centre	Del Mar	216,518	100.0%	100.0%	100.0%	100.0%
12707 High Bluff Drive *	Junction Del Mar	Del Mar	59,245	91.2%	91.2%	91.2%	91.2%
12777 High Bluff Drive *	Junction Del Mar	Del Mar	44,486	100.0%	100.0%	100.0%	100.0%
3579 Valley Centre Drive	Kilroy Centre Del Mar	Del Mar	54,960	100.0%	100.0%	100.0%	100.0%
3611 Valley Centre Drive	Kilroy Centre Del Mar	Del Mar	132,425	100.0%	100.0%	100.0%	100.0%
3661 Valley Centre Drive	Kilroy Centre Del Mar	Del Mar	124,756	34.2%	34.2%	34.2%	34.2%
3721 Valley Centre Drive	Kilroy Centre Del Mar	Del Mar	117,777	94.8%	94.8%	94.8%	94.8%
3811 Valley Centre Drive	Kilroy Centre Del Mar	Del Mar	118,912	100.0%	100.0%	100.0%	100.0%
3745 Paseo Place	One Paseo	Del Mar	95,871	90.0%	90.0%	95.5%	92.8%
13480 Evening Creek Drive North	Kilroy Sabre Springs	I-15 Corridor	143,402	68.8%	62.0%	70.7%	68.8%
13500 Evening Creek Drive North	Kilroy Sabre Springs	I-15 Corridor	137,661	100.0%	100.0%	100.0%	100.0%
13520 Evening Creek Drive North	Kilroy Sabre Springs	I-15 Corridor	146,701	89.8%	87.9%	89.8%	89.8%
2100 Kettner Boulevard	2100 Kettner	Little Italy / Point Loma	212,423	33.9%	33.7%	50.1%	46.4%
2305 Historic Decatur Road	Kilroy Liberty Station	Little Italy / Point Loma	107,456	88.3%	88.3%	88.3%	88.3%
4690 Executive Drive * (2)	4690 Executive	University Towne Center	52,074	0.0%	N/A	47.3%	N/A
9455 Towne Centre Drive	9455 Towne Centre Drive	University Towne Center	160,444	100.0%	100.0%	100.0%	100.0%
9514 Towne Centre Drive	9514 Towne Centre Drive	University Towne Center	70,616	100.0%	100.0%	100.0%	100.0%
Total San Diego			2,923,315	82.8%	85.0%	86.2%	86.5%

________________________
*      Excluded from the Same Property portfolio.
(1)As previously reported, including properties subsequently disposed of. Excludes properties subsequently acquired and redevelopment properties that stabilized during the three months ended September 30, 2025.
Refer to pages 39-42 “Definitions Included in Supplemental” for additional information.
(2)Redevelopment property that stabilized during the three months ended September 30, 2025. This property was 0% occupied and 47.3% leased at June 30, 2025.
Kilroy Realty Q3 2025 Supplemental Report | 15

Where Innovation Works

Stabilized Portfolio Occupancy Overview by Region, continued
(unaudited)

			Rentable Square Feet	Occupied at		Leased at
	Campus	Submarket		9/30/2025	6/30/2025 (1)	9/30/2025	6/30/2025 (1)

SAN FRANCISCO BAY AREA, CALIFORNIA
100 Hooper Street	100 Hooper	San Francisco CBD	417,914	97.4%	95.5%	97.4%	100.0%
100 First Street	100 First Street	San Francisco CBD	480,457	94.3%	94.3%	94.3%	94.3%
303 Second Street	303 Second Street	San Francisco CBD	784,658	65.5%	65.5%	66.6%	65.9%
201 Third Street	201 Third Street	San Francisco CBD	355,960	51.9%	26.0%	60.6%	52.9%
360 Third Street	360 Third Street	San Francisco CBD	436,357	66.6%	66.6%	71.3%	66.6%
250 Brannan Street	The Brannans	San Francisco CBD	100,850	100.0%	100.0%	100.0%	100.0%
301 Brannan Street	The Brannans	San Francisco CBD	82,834	100.0%	100.0%	100.0%	100.0%
333 Brannan Street	The Brannans	San Francisco CBD	185,602	100.0%	100.0%	100.0%	100.0%
345 Brannan Street	The Brannans	San Francisco CBD	110,050	99.7%	99.7%	99.7%	99.7%
350 Mission Street	350 Mission Street	San Francisco CBD	455,340	99.7%	99.7%	99.7%	99.7%
1290-1300 Terra Bella Avenue	Terra Bella	Silicon Valley	114,175	100.0%	100.0%	100.0%	100.0%
680 E. Middlefield Road	680 & 690 Middlefield	Silicon Valley	171,676	100.0%	100.0%	100.0%	100.0%
690 E. Middlefield Road	680 & 690 Middlefield	Silicon Valley	171,215	100.0%	100.0%	100.0%	100.0%
1701 Page Mill Road	Page Mill / Porter	Silicon Valley	128,688	100.0%	100.0%	100.0%	100.0%
3150 Porter Drive	Page Mill / Porter	Silicon Valley	36,886	100.0%	100.0%	100.0%	100.0%
345 Oyster Point Boulevard	Oyster Point Tech Center	South San Francisco	40,410	100.0%	100.0%	100.0%	100.0%
347 Oyster Point Boulevard	Oyster Point Tech Center	South San Francisco	39,780	100.0%	100.0%	100.0%	100.0%
349 Oyster Point Boulevard	Oyster Point Tech Center	South San Francisco	65,340	0.0%	0.0%	0.0%	0.0%
350 Oyster Point Boulevard	Kilroy Oyster Point - Phase 1	South San Francisco	234,892	100.0%	100.0%	100.0%	100.0%
352 Oyster Point Boulevard	Kilroy Oyster Point - Phase 1	South San Francisco	232,215	100.0%	100.0%	100.0%	100.0%
354 Oyster Point Boulevard	Kilroy Oyster Point - Phase 1	South San Francisco	193,472	100.0%	100.0%	100.0%	100.0%
4100 Bohannon Drive	Menlo Park Corporate Center	Other Peninsula	47,643	100.0%	100.0%	100.0%	100.0%
4200 Bohannon Drive	Menlo Park Corporate Center	Other Peninsula	43,600	69.4%	69.4%	69.4%	69.4%
4300 Bohannon Drive	Menlo Park Corporate Center	Other Peninsula	63,430	38.8%	38.8%	38.8%	38.8%
4400 Bohannon Drive * (2)	Menlo Park Corporate Center	Other Peninsula	48,414	0.0%	N/A	0.0%	N/A
4500 Bohannon Drive	Menlo Park Corporate Center	Other Peninsula	63,429	100.0%	100.0%	100.0%	100.0%
4600 Bohannon Drive	Menlo Park Corporate Center	Other Peninsula	48,413	100.0%	100.0%	100.0%	100.0%
4700 Bohannon Drive	Menlo Park Corporate Center	Other Peninsula	63,429	100.0%	100.0%	100.0%	100.0%
900 Jefferson Avenue	Crossing 900	Other Peninsula	228,226	100.0%	100.0%	100.0%	100.0%
900 Middlefield Road	Crossing 900	Other Peninsula	119,616	100.0%	100.0%	100.0%	100.0%
Total San Francisco Bay Area			5,564,971	85.7%	84.8%	86.8%	86.9%

________________________
*      Excluded from the Same Property portfolio.
(1)As previously reported, including properties subsequently disposed of. Excludes properties subsequently acquired and redevelopment properties that stabilized during the three months ended September 30, 2025.
Refer to pages 39-42 “Definitions Included in Supplemental” for additional information.
(2)Redevelopment property that stabilized during the three months ended September 30, 2025. The property was not occupied or leased at June 30, 2025.
Kilroy Realty Q3 2025 Supplemental Report | 16

Where Innovation Works

Stabilized Portfolio Occupancy Overview by Region, continued
(unaudited)

			Rentable Square Feet	Occupied at		Leased at
	Campus	Submarket		9/30/2025	6/30/2025 (1)	9/30/2025	6/30/2025 (1)

SEATTLE, WASHINGTON
333 Dexter Avenue North	333 Dexter	Lake Union / Denny Regrade	618,766	100.0%	100.0%	100.0%	100.0%
701 N. 34th Street	Fremont Lake Union Center	Lake Union / Denny Regrade	141,860	44.8%	44.8%	64.5%	64.5%
801 N. 34th Street	Fremont Lake Union Center	Lake Union / Denny Regrade	173,615	100.0%	100.0%	100.0%	100.0%
837 N. 34th Street	Fremont Lake Union Center	Lake Union / Denny Regrade	112,487	71.3%	56.9%	100.0%	71.3%
320 Westlake Avenue North	Westlake Terry	Lake Union / Denny Regrade	184,644	96.1%	96.1%	100.0%	100.0%
321 Terry Avenue North	Westlake Terry	Lake Union / Denny Regrade	135,755	100.0%	100.0%	100.0%	100.0%
401 Terry Avenue North	401 Terry	Lake Union / Denny Regrade	174,530	100.0%	100.0%	100.0%	100.0%
2001 8th Avenue	West8	Lake Union / Denny Regrade	535,395	26.0%	26.0%	32.3%	32.3%
601 108th Avenue NE	Key Center	Bellevue	490,738	87.1%	96.6%	87.1%	96.6%
10900 NE 4th Street	Skyline Tower	Bellevue	428,557	98.9%	77.4%	99.9%	99.9%
Total Seattle			2,996,347	80.6%	78.5%	84.1%	84.6%
AUSTIN, TEXAS
200 W. 6th Street	Indeed Tower	Austin CBD	758,975	82.2%	79.9%	87.9%	83.2%
Total Austin			758,975	82.2%	79.9%	87.9%	83.2%
Total Stabilized Portfolio			16,811,767	81.0%	80.8%	83.3%	83.5%

________________________
(1)As previously reported, including properties subsequently disposed of. Excludes properties subsequently acquired and redevelopment properties that stabilized during the three months ended September 30, 2025.
Refer to pages 39-42 “Definitions Included in Supplemental” for additional information.

				Average Residential Occupancy
				Quarter-to-Date		Year-to-Date
RESIDENTIAL PROPERTIES	Campus	Submarket	Total No. of Units	9/30/2025	6/30/2025	9/30/2025

LOS ANGELES, CALIFORNIA
1550 N. El Centro Avenue	Columbia Square Living	Hollywood	200	92.9%	95.7%	95.4%
6390 De Longpre Avenue	Jardine	Hollywood	193	91.0%	92.9%	92.8%
SAN DIEGO, CALIFORNIA
3200 Paseo Village Way	One Paseo Living	Del Mar	608	94.1%	93.5%	94.1%
Total Residential Properties			1,001	93.2%	93.8%	94.1%

Kilroy Realty Q3 2025 Supplemental Report | 17

Where Innovation Works

Leases Executed (1)

Quarter to Date	# of Leases		Square Feet			Weighted Average Lease Term (Mo.)	TI/LC Per Sq.Ft. (2)	TI/LC Per Sq.Ft. / Year (2)	Changes in GAAP Rents (3)	Changes in Cash Rents (4)
	New	Renewal	New	Renewal	Total
2nd Gen Leasing (5)	9	13	114,336	196,310	310,646	77	$83.74	$13.05	5.0%	(9.6)%
1st Gen / Major Repositioning / In-Process Development & Redevelopment Leasing (5)	4	—	111,941	—	111,941	144	$431.21	$35.93
Total	13	13	226,277	196,310	422,587

Year to Date	# of Leases		Square Feet			Weighted Average Lease Term (Mo.)	TI/LC Per Sq.Ft. (2)	TI/LC Per Sq.Ft. / Year (2)	Changes in GAAP Rents (3)	Changes in Cash Rents (4)
	New	Renewal	New	Renewal	Total
2nd Gen Leasing (5)	44	39	390,761	404,745	795,506	66	$62.43	$11.35	(6.3)%	(15.2)%
1st Gen / Major Repositioning / In-Process Development & Redevelopment Leasing (5)	12	—	217,339	—	217,339	128	$293.09	$27.48
Total	56	39	608,100	404,745	1,012,845

Retention Rate Calculations (5) (6)	Quarter to Date	Year to Date

Retention Rate	60.2%	35.1%
Retention Rate, including subtenants	60.2%	38.9%
________________________
(1)Includes 100% of consolidated property partnerships. Excludes leases with a lease term of less than one year (i.e. short-term leases). During the three and nine months ended September 30, 2025, the Company signed
129,410 and 210,761 square feet of leases with a lease term of less than one year, respectively.
(2)Includes tenant improvements and third-party leasing commissions, and excludes tenant-funded tenant improvements and indirect leasing costs.
(3)Calculated as the change between the expiring GAAP rent and the new GAAP rent for the same space. When necessary, lease structures are modified (adjusted for NNN) for comparability. Space that was vacant when the property was acquired is excluded from these calculations.
(4)Calculated as the change between the expiring cash rent and the new cash rent for the same space. When necessary, lease structures are modified (adjusted for NNN) for comparability. Space that was vacant when the property was acquired is excluded from these calculations.
(5)Refer to pages 39-42 “Definitions Included in Supplemental” for additional information.
(6)Excludes square footage of short-term leases.
Kilroy Realty Q3 2025 Supplemental Report | 18

Where Innovation Works

Stabilized Portfolio Capital Expenditures
($ in thousands)

	Quarter to Date					Year to Date
	Q3 2025	Q2 2025	Q1 2025	Q4 2024	Q3 2024	2025	2024

Second Generation Capital Expenditures: (1) (2)
Capital Improvements	$9,529	$13,548	$6,635	$13,935	$11,734	$29,712	$26,725
Tenant Improvements & Leasing Commissions	27,430	20,492	10,743	19,154	13,928	58,665	32,769
Total	$36,959	$34,040	$17,378	$33,089	$25,662	$88,377	$59,494

Average Capital Expenditures to Average NOI Ratio - Trailing Five Quarters	15.5%

	Q3 2025	Q2 2025	Q1 2025	Q4 2024	Q3 2024	2025	2024

Major Repositioning Capital Expenditures: (1) (3)
Capital Improvements	$39	$702	$93	$1,716	$4,301	$834	$21,371
Tenant Improvements & Leasing Commissions	—	—	—	—	—	—	89
Total	$39	$702	$93	$1,716	$4,301	$834	$21,460

	Q3 2025	Q2 2025	Q1 2025	Q4 2024	Q3 2024	2025	2024

First Generation Capital Expenditures: (1)
Tenant Improvements & Leasing Commissions	$4,268	$5,834	$3,914	$2,259	$1,431	$14,016	$15,267
Total	$4,268	$5,834	$3,914	$2,259	$1,431	$14,016	$15,267

________________________
(1)Refer to pages 39-42 “Definitions Included in Supplemental” for additional information.
(2)Includes 100% of consolidated property partnerships.
(3)Represents significant non-recurring capital expenditures for repositioning space that is expected to result in additional revenue generated when the space is re-leased.
Kilroy Realty Q3 2025 Supplemental Report | 19

Where Innovation Works

Stabilized Portfolio Lease Expirations (1)(2)
($ in thousands, except for Annualized Base Rent per sq. ft.)

# of Expiring Leases	17	75	83	74	56	76	56	20	17	19	36
% of Total Leased Sq. Ft.	1.3%	8.3%	8.6%	9.4%	9.5%	13.5%	17.8%	8.5%	8.0%	5.3%	9.8%
Annualized Base Rent (“ABR”) (3)	$10,462	$52,655	$45,185	$78,052	$69,840	$106,416	$152,614	$75,435	$63,575	$47,189	$78,655
% of Total ABR	1.3%	6.7%	5.9%	10.0%	8.9%	13.6%	19.6%	9.7%	8.1%	6.0%	10.2%
ABR per Sq. Ft.	$57.53	$47.11	$39.54	$61.25	$54.50	$58.29	$63.77	$65.73	$58.99	$66.57	$60.04
________________________
(1)Represents all in-place leases as of September 30, 2025, excluding intercompany leases. Refer to pages 39-42 “Definitions Included in Supplemental” for additional information.
(2)Adjusting for leases that have been backfilled or renewed by a subtenant as of September 30, 2025 but not yet commenced, the 2025, 2026, and 2027 expirations would be reduced by 57,530, 1,272, and 5,875 square feet, respectively.
(3)Includes 100% of consolidated property partnerships.
Kilroy Realty Q3 2025 Supplemental Report | 20

Where Innovation Works
Stabilized Portfolio Lease Expirations by Region
($ in thousands, except for Annualized Base Rent per sq. ft.)

Year	Region	# of Expiring Leases	Total Square Feet	% of Total Leased Sq. Ft.	Annualized Base Rent (1)	% of Total Annualized Base Rent	Annualized Base Rent per Sq. Ft.

2025	Los Angeles	10	30,504	0.1%	$2,045	0.3%	$67.03
	San Diego	2	6,826	0.1%	359	—%	52.61
	San Francisco Bay Area	4	96,035	0.7%	6,312	0.8%	65.73
	Seattle	1	48,489	0.4%	1,746	0.2%	36.01
	Austin	—	—	—%	—	—%	—
	Total	17	181,854	1.3%	$10,462	1.3%	$57.53

2026	Los Angeles	42	507,389	3.8%	$22,098	2.8%	$43.55
	San Diego	8	42,725	0.3%	2,111	0.3%	49.41
	San Francisco Bay Area	11	274,208	2.0%	17,086	2.1%	62.31
	Seattle	14	293,348	2.2%	11,360	1.5%	38.73
	Austin	—	—	—%	—	—%	—
	Total	75	1,117,670	8.3%	$52,655	6.7%	$47.11

2027	Los Angeles	48	856,766	6.4%	$32,336	4.1%	$37.74
	San Diego	19	162,168	1.2%	7,803	1.1%	48.12
	San Francisco Bay Area	6	33,449	0.2%	1,596	0.2%	47.70
	Seattle	10	90,484	0.8%	3,450	0.5%	38.12
	Austin	—	—	—%	—	—%	—
	Total	83	1,142,867	8.6%	$45,185	5.9%	$39.54

2028	Los Angeles	41	188,554	1.5%	$11,255	1.4%	$59.69
	San Diego	14	222,047	1.6%	12,578	1.6%	56.65
	San Francisco Bay Area	12	818,834	6.0%	52,569	6.8%	64.20
	Seattle	7	44,923	0.3%	1,650	0.2%	36.73
	Austin	—	—	—%	—	—%	—
	Total	74	1,274,358	9.4%	$78,052	10.0%	$61.25

2029	Los Angeles	19	353,696	2.6%	$20,793	2.7%	$58.79
	San Diego	19	263,785	2.0%	13,938	1.8%	52.84
	San Francisco Bay Area	8	432,995	3.2%	24,940	3.1%	57.60
	Seattle	9	226,849	1.7%	9,934	1.3%	43.79
	Austin	1	4,211	—%	235	—%	55.91
	Total	56	1,281,536	9.5%	$69,840	8.9%	$54.50

2030 and Beyond	Los Angeles	65	1,355,185	10.1%	$77,947	10.0%	$57.52
	San Diego	70	1,708,737	12.7%	107,193	13.8%	62.73
	San Francisco Bay Area	40	3,084,175	22.9%	232,831	29.8%	75.49
	Seattle	32	1,702,463	12.6%	77,714	10.0%	45.65
	Austin	17	612,587	4.6%	28,199	3.6%	46.03
	Total	224	8,463,147	62.9%	$523,884	67.2%	$61.90

________________________
(1)Includes 100% of consolidated property partnerships. The Company calculates Annualized Base Rent as the annualized monthly contractual rents from existing tenants, including the impact of straight-lined rent escalations and the amortization of free rent periods. Refer to pages 39-42 “Definitions Included in Supplemental” for additional information.
Kilroy Realty Q3 2025 Supplemental Report | 21

Where Innovation Works

Top 20 Tenants (1)
($ in thousands)

#	Tenant Name	Region	Annualized Base Rental Revenue (2)	Rentable Square Feet	Percentage of Total Annualized Base Rental Revenue	Percentage of Total Rentable Square Feet	Year(s) of Significant Lease Expiration(s) (3)	Weighted Average Remaining Lease Term (Years)
1	Global technology company	Seattle / San Diego	$44,851	849,826	5.8%	5.1%	2032 - 2033 / 2037	7.8
2	Cruise LLC	San Francisco Bay Area	35,449	374,618	4.5%	2.2%	2031	6.2
3	Stripe, Inc.	San Francisco Bay Area	33,110	425,687	4.2%	2.5%	2034	8.8
4	Adobe Systems, Inc.	San Francisco Bay Area / Seattle	27,897	537,799	3.6%	3.2%	2027 / 2031	5.6
5	Salesforce, Inc.	San Francisco Bay Area / Seattle	24,706	472,988	3.2%	2.8%	2029 - 2030 / 2032	4.6
6	Okta, Inc.	San Francisco Bay Area	24,206	293,001	3.1%	1.7%	2028	3.1
7	DoorDash, Inc.	San Francisco Bay Area	23,842	236,759	3.1%	1.4%	2032	6.3
8	Netflix, Inc.	Los Angeles	21,854	361,388	2.8%	2.1%	2032	6.8
9	Cytokinetics, Inc.	San Francisco Bay Area	18,167	234,892	2.3%	1.4%	2033	8.1
10	Box, Inc.	San Francisco Bay Area	16,853	287,680	2.2%	1.7%	2028	2.3
11	DIRECTV, LLC	Los Angeles	16,085	532,956	2.1%	3.2%	2026 (4) - 2027	1.9
12	Tandem Diabetes Care, Inc.	San Diego	15,884	181,949	2.0%	1.1%	2035	9.6
13	Synopsys, Inc.	San Francisco Bay Area	15,492	342,891	2.0%	2.0%	2030	4.9
14	Neurocrine Biosciences, Inc.	San Diego	14,397	273,021	1.9%	1.6%	2029 / 2031	5.5
15	Viacom International, Inc.	Los Angeles	13,718	220,330	1.8%	1.3%	2028	3.3
16	Indeed, Inc.	Austin CBD	13,430	330,394	1.7%	2.0%	2034	9.3
17	Sony Group Corporation	San Francisco Bay Area / Los Angeles	13,382	131,642	1.7%	0.8%	2030	4.5
18	Amazon.com	Seattle	12,921	284,307	1.7%	1.7%	2030	4.4
19	Nektar Therapeutics, Inc.	San Francisco Bay Area	12,297	135,974	1.6%	0.8%	2030	4.3
20	Riot Games, Inc.	Los Angeles	12,234	197,676	1.6%	1.2%	2026 (5) / 2031	3.0
	Total Top 20 Tenants		$410,775	6,705,778	52.9%	39.8%		5.7

________________________
(1)Includes subsidiaries of the tenant listed.
(2)The information presented is based upon Annualized Base Rent as of September 30, 2025 and includes 100% of consolidated property partnerships. The Company calculates Annualized Base Rent as the annualized monthly contractual rents from existing tenants, including the impact of straight-lined rent escalations and the amortization of free rent periods. Refer to pages 39-42 “Definitions Included in Supplemental” for additional information.
(3)Significant lease expirations include those greater than 25,000 rentable square feet.
(4)The 2026 lease expiration represents 49,255 rentable square feet that expires on September 30, 2026.
(5)The 2026 lease expiration represents 110,834 rentable square feet that expires on November 30, 2026. Subsequent to quarter end, the Company signed a 78,900 square foot renewal.
Kilroy Realty Q3 2025 Supplemental Report | 22

Where Innovation Works

Tenant Industry Diversification (1)

Annualized Base Rent (2)	Square Feet (3)

Other, 8%
Life Science and Health Care, 17%
Finance, Insurance, and Real Estate, 7%
Professional, Business, and Other Services, 9%
Media, 7%
Technology, 52%

Other, 9%
Life Science and Health Care, 16%
Finance, Insurance, and Real Estate, 7%
Professional, Business, and Other Services, 10%
Media, 9%
Technology, 49%

________________________
(1)Based on the North American Industry Classification System, as of September 30, 2025.
(2)Includes 100% of consolidated property partnerships.
(3)Based on square footage of all in-place leases in the Stabilized Portfolio as of September 30, 2025, excluding month-to-month and intercompany leases.
Kilroy Realty Q3 2025 Supplemental Report | 23

Where Innovation Works

2025 Acquisitions
($ in millions)

	Submarket	Month of Acquisition	Number of Buildings	Rentable Square Feet	Purchase Price (1)
1st Quarter
None			—	—	$—
2nd Quarter
None			—	—	—
3rd Quarter
335-345 N. Maple Drive (Maple Plaza)	Beverly Hills	September	1	306,366	205.3
Total			1	306,366	$205.3
________________________
(1)Excludes acquisition-related costs and purchase price credits.
Kilroy Realty Q3 2025 Supplemental Report | 24

Where Innovation Works

2025 Dispositions and Assets Under Contract
($ in millions)

Operating Property Dispositions	Submarket	Month of Disposition	Number of Buildings	Rentable Square Feet	Sales Price (1)
1st Quarter
None			—	—	$—
2nd Quarter
501 Santa Monica Boulevard	West Los Angeles	June	1	78,509	40.0
3rd Quarter
Silicon Valley Campus	Silicon Valley	September	4	663,460	365.0
Total			5	741,969	$405.0
________________________
(1)Represents gross sales price before the impact of commissions, closing costs, and purchase price credits.

Development Pipeline Under Contract (2) (3)	Submarket	Number of Buildings	Acreage Under Contract	Anticipated Sales Price (1)

1633 26th Street	West Los Angeles	N/A	2 acres	$41.0
Santa Fe Summit (4)	56 Corridor	N/A	5 acres	38.0
Total				$79.0

Total Anticipated Proceeds				$79.0
________________________
(1)Excludes the impact of commissions, closing costs, and purchase price credits.
(2)Subject to a signed agreement and non-refundable deposit as of the date of this filing.
(3)Both development sites are anticipated to close upon receipt of entitlements, which is expected to occur in 2026.
(4)Approximately five acres of the 22-acre future development site is under contract.
Kilroy Realty Q3 2025 Supplemental Report | 25

Where Innovation Works

Consolidated Ventures (Noncontrolling Property Partnerships)
(unaudited, $ in thousands)

Property	Venture Partner	Submarket	Rentable Square Feet	KRC Ownership % (1)
100 First Street, San Francisco, CA	Norges Bank Investment Management	San Francisco CBD	480,457	56%
303 Second Street, San Francisco, CA	Norges Bank Investment Management	San Francisco CBD	784,658	56%
900 Jefferson Avenue and 900 Middlefield Road, Redwood City, CA (1)	Local developer	Other Peninsula	347,842	93%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Cash Operating Revenues:
Base rent	$25,307	$25,643	$79,637	$77,502
Tenant reimbursements	4,390	3,881	11,849	10,411
Other revenues (2)	20	(2,204)	2,221	(5,418)
Settlement and restoration fee income	—	—	212	459
Other property income (3)	625	468	1,849	1,853
Total cash operating revenues	30,342	27,788	95,768	84,807
Cash Operating Expenses:
Property expenses	6,776	6,631	20,059	18,910
Real estate taxes	2,283	2,239	6,743	6,631
Total cash operating expenses	9,059	8,870	26,802	25,541
Cash Net Operating Income (4)(5)(6)	21,283	18,918	68,966	59,266
Deferred income and lease incentives, net	370	2,524	1,112	3,475
Amortization of tenant-funded improvements	482	433	1,416	1,800
Straight-line rents, net	176	(1,035)	(1,794)	(536)
Net Operating Income (4)(5)	22,311	20,840	69,700	64,005
Lease termination fees (5)	134	135	10,992	411
Other income (expense)	—	—	(4)	(6)
General & administrative expenses	(1)	(6)	(10)	(14)
Leasing costs	(39)	(11)	(91)	(57)
Depreciation and amortization	(8,045)	(7,550)	(24,599)	(23,578)
Net Income	$14,360	$13,408	$55,988	$40,761
________________________
(1)Reflects the KRC ownership percentage at time of agreement. Actual percentage may vary depending on cash flows or promote structure.
(2)Primarily comprised of contractual parking income and revenues deemed uncollectible.
(3)Primarily comprised of transient parking income.
(4)Refer to pages 35-37 “Non-GAAP Supplemental Measures” for management statements on the Company’s non-GAAP measures.
(5)Commencing January 1, 2025, the Company began excluding lease termination fees from Net Operating Income and Cash Net Operating Income. Net Operating Income and Cash Net Operating Income as presented has been conformed to our new definition. Cash Lease Termination Fees for the nine months ended September 30, 2024 were $2.5 million.
(6)Commencing January 1, 2025, the Company began including additional amounts in Cash Net Operating Income primarily related to revenues deemed uncollectible. The three and nine months ended September 30,
2024, includes $1.8 million and $1.9 million, respectively, related to these amounts.
03
Development
–Stabilized Development & Redevelopment Projects
–In-Process Development & Redevelopment Projects
–Future Development Pipeline
2100 Kettner, San Diego, CA
Kilroy Realty Q3 2025 Supplemental Report | 27

Where Innovation Works

Stabilized Development & Redevelopment Projects
($ in millions)

	Location	Construction Start Date	Stabilization Date (1)	Rentable Square Feet	Total Estimated Investment	Total Project % Occupied	% Leased

1st Quarter
None				—	$—	—%	—%
2nd Quarter
None				—	—	—%	—%
3rd Quarter
San Francisco Bay Area
4400 Bohannon Drive (2)	Other Peninsula	4Q 2022	3Q 2025	48,414	55	—%	—%
San Diego
4690 Executive Drive (2)	University Towne Center	1Q 2022	3Q 2025	52,074	30	—%	47%
Total				100,488	$85	—%	24%
________________________
(1)Represents the earlier of the date the project achieves 95% occupancy or one year from substantial completion of base building components.
(2)Redevelopment Project.
Kilroy Realty Q3 2025 Supplemental Report | 28

Where Innovation Works

In-Process Development & Redevelopment Projects
($ in millions)

						As of 9/30/2025			As of Filing
	Location	Construction Start Date	Estimated Stabilization Date (2)	Estimated Rentable Square Feet	Total Estimated Investment	Total Cash Costs Incurred (3)	% Occupied	% Leased	% Leased
TENANT IMPROVEMENT (1)

Life Science
San Francisco Bay Area
Kilroy Oyster Point - Phase 2	South San Francisco	2Q 2021	1Q 2026	871,738	$1,025	$860	—%	8%	10%
Total				871,738	$1,025	$860	—%	8%	10%

________________________
(1)Represents projects that have reached “cold shell condition” and are ready for tenant improvements, which may require additional major base building construction before being placed in service.
(2)For office and retail, represents the earlier of the date the project achieves 95% occupancy or one year from substantial completion of base building components. For multi-phase projects, interest and carry cost capitalization may cease and recommence driven by various factors, including tenant improvement construction, other tenant related timing, or changes in project scope. For Redevelopment Projects, redevelopment may occur in phases based on existing lease expiration dates and timing of the tenant improvement construction.
(3)Represents costs incurred as of September 30, 2025, excluding accrued liabilities recorded in accordance with GAAP.
Kilroy Realty Q3 2025 Supplemental Report | 29

Where Innovation Works

Future Development Pipeline
($ in millions)

	Location	Approx. Developable Square Feet / Resi Units (1)	Total Cash Costs Incurred as of 9/30/2025 (2)

Los Angeles
1633 26th Street (3)	West Los Angeles	190,000	$15
San Diego
Santa Fe Summit (3)(4)	56 Corridor	600,000 - 650,000	117
2045 Pacific Highway	Little Italy / Point Loma	275,000	57
Kilroy East Village	East Village	1,100 units	68
San Francisco Bay Area
Kilroy Oyster Point - Phases 3 and 4	South San Francisco	875,000 - 1,000,000	237
Flower Mart	San Francisco CBD	2,300,000	653
Seattle
SIX0	Lake Union / Denny Regrade	925,000 and 650 units	197
Austin
Stadium Tower	Stadium District / Domain	493,000	76
Total			$1,420
________________________
(1)Project scope, including the estimated developable square feet or number of residential units, could change materially from estimates provided due to one or more of the following: significant changes in the economy, market conditions, tenant requirements and demands, construction costs, new supply, regulatory and entitlement processes, or project design.
(2)Represents costs incurred as of September 30, 2025, net of municipal bonds proceeds received related to public infrastructure improvements, and excluding accrued liabilities recorded in accordance with GAAP.
(3)Subject to a signed agreement and non-refundable deposit as of the date of this filing. Refer to page 24 “2025 Dispositions and Assets Under Contract” for additional information.
(4)Approximately five acres of the 22-acre future development site is under contract.
04
Debt &
Capitalization Data
–Capital Structure
–Debt Maturities
–Debt Covenants & Leverage Ratios
Aero, Long Beach, CA
Kilroy Realty Q3 2025 Supplemental Report | 31

Where Innovation Works

Capital Structure
As of September 30, 2025
($ in thousands)

	Shares/ Units	Aggregate Principal Amount or $ Value Equivalent	% of Total Market Capitalization	Stated Rate (1)	Effective Rate (2)	Maturity Date

Unsecured Debt
Revolving Credit Facility (3)		$—	—%	5.44%	5.44%	7/31/2028
Term Loan Facility (4)		200,000	2.1%	5.46%	5.77%	10/3/2027
Private Placement Senior Notes Series A due 2026		50,000	0.5%	4.30%	4.39%	7/18/2026
Private Placement Senior Notes Series B due 2026		200,000	2.1%	4.35%	4.44%	10/18/2026
Private Placement Senior Notes Series A due 2027		175,000	1.8%	3.35%	3.42%	2/17/2027
Private Placement Senior Notes Series B due 2029		75,000	0.8%	3.45%	3.51%	2/17/2029
Private Placement Senior Notes due 2031		350,000	3.6%	4.27%	4.32%	1/31/2031
Senior Notes due 2028 (5)		400,000	4.1%	4.75%	4.87%	12/15/2028
Senior Notes due 2029		400,000	4.1%	4.25%	4.38%	8/15/2029
Senior Notes due 2030		500,000	5.2%	3.05%	3.17%	2/15/2030
Senior Notes due 2032 (5)		425,000	4.4%	2.50%	2.63%	11/15/2032
Senior Notes due 2033 (5)		450,000	4.7%	2.65%	2.73%	11/15/2033
Senior Notes due 2035		400,000	4.1%	5.88%	6.08%	10/15/2035
Senior Notes due 2036		400,000	4.1%	6.25%	6.41%	1/15/2036
		$4,025,000	41.6%	4.16%	4.46%
Secured Debt (6)
100 Hooper St., San Francisco Bay Area		$149,791	1.5%	3.57%	3.80%	12/1/2026
320 Westlake Ave. N. and 321 Terry Ave. N., Seattle		77,235	0.8%	4.48%	4.57%	7/1/2027
One Paseo Mixed-Use Campus, San Diego		375,000	3.9%	5.90%	6.13%	8/10/2034
		$602,026	6.2%	5.14%	5.35%
Total Debt		$4,627,026	47.8%	4.29%	4.58%

Equity and Noncontrolling Interest in the Operating Partnership (7)
Common limited partnership units outstanding (8)	1,150,574	$48,612	0.5%
Shares of common stock outstanding	118,304,079	4,998,347	51.7%
Total Equity and Noncontrolling Interest in the Operating Partnership		$5,046,959	52.2%
Total Market Capitalization		$9,673,985	100.0%
________________________
(1)The unsecured revolving credit facility and unsecured term loan facility's interest rates were calculated using the Secured Overnight Financing Rate (“SOFR”) plus a SOFR adjustment of 0.10% and a margin of 1.100%
and 1.200%, respectively, based on the Company’s credit rating, as of September 30, 2025. All other stated rates represent fixed interest rates.
(2)Includes the impact of an unused facility fee, amortization of deferred financing costs, and amortization of premiums/discounts.
(3)The maturity of the unsecured revolving credit facility does not assume the exercise of the Company's two six-month extension options.
(4)During the quarter ended September 30, 2025, the Company elected to extend the maturity date by 12 months. The maturity of the unsecured term loan assumes the exercise of one remaining 12-month extension option, at the Company’s election.
(5)Green bond.
(6)The mortgage notes are secured by the properties listed.
(7)Value based on closing share price of $42.25, as of September 30, 2025.
(8)Includes common units of the Operating Partnership not owned by the Company. Excludes noncontrolling interests in consolidated property partnerships.
Kilroy Realty Q3 2025 Supplemental Report | 32

Where Innovation Works

Debt Maturities
As of September 30, 2025
($ in thousands)

Total Debt (3)	$1,584	$401,317	$449,125	$400,000	$475,000	$500,000	$350,000	$425,000	$450,000	$375,000	$400,000	$400,000
Weighted Average Stated Rate	3.92%	4.06%	4.48%	4.75%	4.12%	3.05%	4.27%	2.50%	2.65%	5.90%	5.88%	6.25%
% of Total	0%	9%	9%	9%	10%	11%	8%	9%	9%	8%	9%	9%
________________________
(1)During the quarter ended September 30, 2025, the Company elected to extend the maturity date of the unsecured term loan by 12 months. The maturity of the unsecured term loan assumes the exercise of one remaining 12-month extension option, at the Company’s election.
(2)As of September 30, 2025, there was no outstanding balance on the unsecured revolving credit facility maturing on July 31, 2028. The unsecured revolving credit facility has two six-month extension options available, at the Company's election.
(3)Includes scheduled principal payments for amortizing loans.
Kilroy Realty Q3 2025 Supplemental Report | 33

Where Innovation Works

Debt Covenants & Leverage Ratios (1)
($ in thousands)

KEY DEBT COVENANTS (2)	Covenant	Actual Performance as of September 30, 2025

Unsecured Credit and Term Loan Facilities and Private Placement Notes:
Total debt to total asset value	less than 60%	33%
Fixed charge coverage ratio	greater than 1.5x	3.2x
Unsecured debt ratio	greater than 1.67x	2.93x
Unencumbered asset pool debt service coverage	greater than 1.75x	3.60x

Unsecured Senior Notes due 2028, 2029, 2030, 2032, 2033, 2035, and 2036:
Total debt to total asset value	less than 60%	35%
Interest coverage	greater than 1.5x	5.6x
Secured debt to total asset value	less than 40%	4%
Unencumbered asset pool value to unsecured debt	greater than 150%	304%

NET DEBT TO COMPANY'S SHARE OF EBITDAre RATIOS	9/30/2025	6/30/2025	3/31/2025	12/31/2024	9/30/2024

Total principal amount of debt	$4,627,026	$4,628,595	$4,630,149	$4,631,688	$5,036,923
Cash and cash equivalents	(372,416)	(193,129)	(146,711)	(165,690)	(625,395)
Net debt	$4,254,610	$4,435,466	$4,483,438	$4,465,998	$4,411,528

Trailing 12-months Company's share of EBITDAre (3)(4)	$660,337	$674,686	$677,632	$696,855	$686,336
Trailing 12-months Company's share of Adjusted EBITDAre (3)(4)	$650,782	$658,562	$651,936	$659,103	$642,678
Net debt to Company's share of EBITDAre Ratio	6.4x	6.6x	6.6x	6.4x	6.4x

Net debt to Company's share of Adjusted EBITDAre Ratio	6.5x	6.7x	6.9x	6.8x	6.9x

________________________
(1)Refer to pages 35-37 “Non-GAAP Supplemental Measures” for management statements on the Company’s non-GAAP measures.
(2)All covenant ratio titles utilize terms and are calculated as defined in the respective debt and credit agreements.
(3)Calculated as the sum of the Company's share of EBITDAre and Adjusted EBITDAre for the trailing four quarters.
(4)Refer to page 44 for reconciliations of GAAP Net Income Available to Common Stockholders to EBITDAre for the three months ended June 30, 2024, March 31, 2024, and December 31, 2023.
05
Non-GAAP
Supplemental
Measures
West8, Seattle, WA
Kilroy Realty Q3 2025 Supplemental Report | 35

Where Innovation Works

Management Statements on Non-GAAP Supplemental Measures
This section includes management’s statements regarding certain non-GAAP financial measures provided in this supplemental financial report and, with respect to Funds From Operations available to common stockholders and common unitholders (“FFO”), in the Company’s earnings release on October 27,
2025 and the reasons why management believes that these measures provide useful information to investors about the Company’s financial condition and results of operations.
Net Operating Income:
Management believes that Net Operating Income (“NOI”) is a useful supplemental measure of the Company’s operating performance. The Company’s NOI metrics are defined as follows:
•Net Operating Income - Consolidated operating revenues comprised of rental income and other property income, excluding lease termination fees, less consolidated property and related expenses (property expenses, real estate taxes, and ground leases).
•Cash Net Operating Income - NOI adjusted for certain non-cash amounts (e.g. straight-line rents, net, amortization of deferred revenue related to tenant-
funded tenant improvements, deferred income and lease incentives, net, deferred settlement and restoration fee income, and the amortization of net below market rents), as well as the provision for bad debts related to these certain non-cash adjustments.
•Same Property Cash Net Operating Income - Cash NOI for all of the properties that were owned and included in the Company’s Stabilized Portfolio for two comparable reporting periods.
Commencing January 1, 2025, the Company began excluding lease termination fees from the calculation of rental revenue for the Company’s NOI metrics as it is non-recurring in nature and its exclusion will provide a measure that the Company believes is more indicative of its operating performance. Other real estate investment trusts (“REITs”) may use different methodologies for calculating NOI, Cash NOI, and Same Property Cash NOI, and accordingly, the Company’s NOI metrics may not be comparable to other REITs.
The Company uses these NOI metrics to evaluate its operating performance on a portfolio basis since the NOI metrics allow the Company to evaluate the impact that factors such as occupancy levels, lease structure, rental rates, and tenant base have on the Company’s results, margins and returns. In addition, management believes that its NOI metrics provide useful information to the investment community about the Company’s financial and operating performance when compared to other REITs since NOI, Cash NOI, and Same Property Cash NOI are generally recognized as standard measures of performance in the real estate industry.
Because the Company’s NOI metrics exclude lease termination fees, leasing costs, general and administrative expenses, interest expense, depreciation and amortization, other income and expenses, and gains and losses, they provide performance measures that, when compared year over year, reflects the consolidated revenues and expenses directly associated with owning and operating commercial real estate and the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing a perspective on operations not immediately apparent from net income. Additionally, because Same Property Cash NOI excludes the change in Cash NOI from developed, redeveloped, acquired and disposed of and held for sale properties, it highlights operating trends on a cash basis such as occupancy levels, rental rates and operating costs on properties.
The Company’s NOI metrics should not be viewed as alternative measures of the Company’s financial performance since they does not reflect general and administrative expenses, leasing costs, lease termination fees, interest expense, depreciation and amortization costs, other nonproperty income and losses and the level of capital expenditures necessary to maintain the operating performance of the Company’s properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact the Company’s results from operations. In addition, Same Property Cash NOI should not be viewed as an alternative measure of the Company’s financial performance since it does not reflect the operations of the Company's entire portfolio.
Kilroy Realty Q3 2025 Supplemental Report | 36

Where Innovation Works

Management Statements on Non-GAAP Supplemental Measures, continued
EBITDA, EBITDAre, Company's Share of EBITDAre, and Company's Share of Adjusted EBITDAre:
The Company calculates Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) for Real Estate (“EBITDAre”) in accordance with the 2017 White
Paper on EBITDAre approved by the Board of Governors of Nareit. Management believes that consolidated earnings before interest expense, tax expense, depreciation and amortization, gain/loss on early extinguishment of debt, gains and losses on the sale of depreciable real estate and non-real estate assets, net income attributable to noncontrolling interests, preferred dividends and distributions, original issuance costs of redeemed preferred stock and preferred units, and impairment losses (EBITDAre) is a useful supplemental measure of the Company’s operating performance. When considered with other GAAP measures and FFO, management believes EBITDAre, gives the investment community a more complete understanding of the Company’s consolidated operating results, including the impact of general and administrative expenses and acquisition-related expenses, before the impact of investing and financing transactions and facilitates comparisons with competitors. Management also believes it is appropriate to present EBITDAre as it is used in several of the Company’s financial covenants for both its secured and unsecured debt. However, EBITDAre should not be viewed as an alternative measure of the Company’s operating performance since it excludes financing costs as well as depreciation and amortization costs which are significant economic costs that could materially impact the Company’s results of operations and liquidity. Other REITs may use different methodologies for calculating EBITDAre and, accordingly, the Company’s EBITDAre calculation may not be comparable to other REITs. The Company’s Share of EBITDAre is EBITDAre less amounts attributable to noncontrolling interests in consolidated property partnerships. The
Company’s Share of Adjusted EBITDAre is the Company’s share of EBITDAre less interest income.
Net Debt to Company's Share of EBITDAre Ratio and Net Debt to Company's Share of Adjusted EBITDAre Ratio:
Management believes that the ratios of the principal balance of debt, less cash and cash equivalents and certificates of deposit, divided by the Company’s share of
EBITDAre as well as the Company's share of Adjusted EBITDAre are useful supplemental measures of the level of borrowed capital being used to increase the potential return of the Company’s real estate investments and proxies for a measure management believes is used by many lenders and rating agencies to evaluate the Company’s ability to repay and service its debt obligations. The Company believes the ratios are beneficial disclosure to investors as supplemental means of evaluating its ability to meet obligations senior to those of the equity holders. Other REITs may use different methodologies for calculating these ratios and, accordingly, the Company’s Net Debt to Company’s Share of EBITDAre Ratio and Net Debt to Company's Share of Adjusted EBITDAre Ratio may not be
comparable to other REITs.
Kilroy Realty Q3 2025 Supplemental Report | 37

Where Innovation Works

Management Statements on Non-GAAP Supplemental Measures, continued
Funds From Operations:
The Company calculates Funds From Operations available to common stockholders and common unitholders (“FFO”) in accordance with the 2018 Restated White
Paper on FFO approved by the Board of Governors of Nareit. The White Paper defines FFO as net income or loss (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. The reconciling items include amounts to adjust earnings from consolidated partially-owned entities and equity in earnings of unconsolidated affiliates to FFO. The calculation of FFO includes the amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets. The Company also adds back net income attributable to noncontrolling common units of the Operating
Partnership because it reports FFO attributable to common stockholders and common unitholders.
Management believes that FFO is a useful supplemental measure of the Company’s operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of the Company’s activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of
REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, the Company’s FFO may not be comparable to all other REITs.
Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient.  Because FFO excludes depreciation and amortization of real estate assets, management believes that FFO along with the required GAAP presentations provides a more complete measurement of the Company’s performance relative to its competitors and a more appropriate basis on which to make decisions involving operating, financing, and investing activities than the required GAAP presentations alone would provide.
FFO should not be viewed as an alternative measure of the Company’s operating performance since it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company’s properties, which are significant economic costs and could materially impact the Company’s results from operations.
Funds Available for Distribution:
Management believes that Funds Available for Distribution available to common stockholders and common unitholders (“FAD”) is a useful supplemental measure of the Company’s liquidity. The Company computes FAD by adjusting FFO for recurring tenant improvements, leasing commissions, and capital expenditures, amortization of deferred revenue related to tenant-funded tenant improvements, straight-line rents, net, amortization of net above (below) market rents for acquisition properties, non-cash amortization of deferred financing costs and net debt discounts and premiums, non-cash amortization of share-based compensation awards and adjustments for executive retirement obligations, lease related adjustments, gains and losses on sales of non-real estate assets, and amounts attributable to noncontrolling interests in consolidated property partnerships. FAD provides an additional perspective on the Company’s ability to fund cash needs and make distributions to stockholders by adjusting FFO for the impact of certain cash and non-cash items, as well as adjusting FFO for recurring capital expenditures and leasing costs. Management also believes that FAD provides useful information to the investment community about the Company’s financial position as compared to other REITs since FAD is a liquidity measure used by other REITs. However, other REITs may use different methodologies for calculating FAD and, accordingly, the
Company’s FAD may not be comparable to other REITs.
06
Definitions &
Reconciliations
201 Third, San Francisco, CA
Kilroy Realty Q3 2025 Supplemental Report | 39

Where Innovation Works

Definitions Included in Supplemental
Annualized Base Rent:
Annualized monthly contractual rents from existing tenants including the impact of the straight-lining of rent escalations and the amortization of free rent periods and excluding the impact of the following: amortization of deferred revenue related to tenant-funded tenant improvements, amortization of above/
below market rents, amortization for lease incentives due under existing leases, and expense reimbursement revenue.  Additionally, the underlying leases contain various expense structures including full service gross, modified gross and triple net.  Amounts represent percentage of total portfolio annualized contractual base rental revenue.
Capital Expenditures:
Expenditures for capital improvements, tenant improvements costs (excluding tenant-funded tenant improvements), and leasing commissions.
Effective Rate:
Represents the Stated Rate, including the impact of the unused facility fee and the amortization of any premiums/discounts and debt issuance costs.
Estimated Stabilization Date (Development):
Management’s estimation of the earlier of stabilized occupancy (95%) or one year from the date of the cessation of major base building construction activities for office and retail properties, and the date of substantial completion for residential properties.
FAD Payout Ratio:
Calculated as current-quarter dividends accrued to common stockholders and common unitholders (excluding dividend equivalents accrued to restricted stock unitholders) divided by FAD.
First Generation ("1st Gen"):
Space not yet leased at recently completed development and Redevelopment Properties that have been added to the Stabilized Portfolio. Capital expenditures for first generation space do not include expenditures for in-process development and Redevelopment Projects and these costs are not subtracted in the calculation of FAD.
Fixed Charge Coverage Ratio - Company’s Share of EBITDAre:
Calculated as Company’s Share of EBITDAre divided by gross interest expense (excluding amortization of deferred debt costs and debt discounts/
premiums) and current year accrued preferred dividends.
Fixed Charge Coverage Ratio - Net Income:
Calculated as net income, divided by gross interest expense (excluding amortization of deferred debt costs and debt discounts/premiums) and current year accrued preferred dividends.
FFO Payout Ratio:
Calculated as current-quarter dividends accrued to common stockholders and common unitholders (excluding dividend equivalents accrued to restricted stock unitholders) divided by FFO attributable to common stockholders and unitholders.
Kilroy Realty Q3 2025 Supplemental Report | 40

Where Innovation Works

Definitions Included in Supplemental, continued
Gross Lease Types:
Represents leases where the landlord is obligated to pay the tenant's proportionate share of certain operating expenses.
Interest Coverage Ratio:
Calculated as EBITDAre divided by gross interest expense (excluding amortization of deferred debt costs and debt premiums/discounts).
Major Repositioning:
Space for which significant non-recurring capital expenditures are incurred to reposition and is expected to result in additional revenue generated when re-
leased. Capital improvements for this space are not subtracted in the calculation of FAD. Tenant improvement and leasing commissions for this space are are included in 2nd Gen Capital Expenditures.
Net Income Payout Ratio:
Calculated as current-quarter dividends accrued to common stockholders and common unitholders (excluding dividend equivalents accrued to restricted stock unitholders) divided by net income.
Net Leases Types:
Represents leases where the tenant is obligated to pay a share of certain operating expenses.
Net Operating Income Margin:
Calculated as Net Operating Income divided by total revenues.
Percentage Leased
Represents Percentage Occupied, adjusted for leases executed but have not yet achieved revenue recognition.
Percentage Occupied
Represents economic occupancy for space that has achieved revenue recognition for the associated lease agreements.
Redevelopment Properties/Projects:
Properties for which the Company expects to spend significant development and construction costs pursuant to a formal plan to change its use.
Rentable Square Feet:
Reflects the latest Building Owners and Managers Association (“BOMA”) measurement. All occupied and leased percentages presented throughout this report are calculated based on rentable square feet at the end of the period(s) presented.
Retention Rates (Leases Executed):
Calculated as the percentage of square footage renewed by existing tenants at lease expiration or termination divided by the square footage of space renewed by existing tenants and lease expirations during the period. Excludes square footage of short-term leases.
Kilroy Realty Q3 2025 Supplemental Report | 41

Where Innovation Works

Definitions Included in Supplemental, continued
Retention Rates (Leases Executed Including Subtenants):
Retention rate, inclusive of leases with subtenants where the Company does not expect to experience significant downtime in occupancy between leases.
Same Property Portfolio:
The Same Property Portfolio includes all properties owned and included in the Stabilized Portfolio for two comparable reporting periods, i.e., owned and included in the Stabilized Portfolio as of January 1, 2024 and still owned and included in the Stabilized Portfolio as of September 30, 2025. It includes the residential portfolio, which consists of a 200-unit residential tower and a 193-unit Jardine project in Hollywood, California and 608 residential units at the
Company’s One Paseo mixed-use project in Del Mar, California. Excludes undeveloped land, development and Redevelopment Properties currently committed for construction, under construction, or in the tenant improvement phase, and properties classified as held for sale.

Same Property Portfolio Rollforward
	Number of Buildings	Square Feet

Same Property Portfolio as of December 31, 2024	119	16,209,399
Stabilized Development and Redevelopment Properties Added	2	829,591
Dispositions	(5)	(741,969)
Remeasurements	—	4,161
Same Property Portfolio as of September 30, 2025	116	16,301,182
Stabilized Development and Redevelopment Properties Excluded from Same Property	2	100,488
Stabilized Acquisition Properties Excluded from Same Property	3	410,097
Stabilized Portfolio as of September 30, 2025	121	16,811,767
Second Generation ("2nd Gen"):
Space at properties in the Stabilized Portfolio for which capital expenditures are generally recurring in nature or relate to space previously occupied.
Excludes leases with a lease term of less than one year. Tenant improvement and leasing commission capital expenditures for projects classified as Major
Repositioning are captured in 2nd Gen Capital Expenditures.
Kilroy Realty Q3 2025 Supplemental Report | 42

Where Innovation Works

Definitions Included in Supplemental, continued
Stabilized Portfolio:
The Stabilized Portfolio includes all properties with the exception of the development and Redevelopment Properties currently committed for construction, under construction, or in the tenant improvement phase, undeveloped land, and properties classified as held for sale.

Stabilized Portfolio Rollforward
	Number of Buildings	Square Feet

Stabilized Portfolio as of December 31, 2024	123	17,142,721
Stabilized Acquisition Properties	1	306,366
Stabilized Development and Redevelopment Properties	2	100,488
Dispositions	(5)	(741,969)
Remeasurements	—	4,161
Stabilized Portfolio as of September 30, 2025	121	16,811,767
Stated Rate:
The rate at which interest expense is recorded per the respective loan documents.
Straight-Line Rents, Net:
Represents the straight-line rent income recognized during the period offset by cash received during the period that was applied to deferred rents receivable balances for terminated leases and the provision for bad debts recorded for deferred rent receivable balances.
Tenant Improvement Phase:
Represents projects that have reached cold shell condition and are ready for tenant improvements, which may require additional major base building modifications before being placed in service.
Total Debt
Represents the gross aggregate principal amount due as of September 30, 2025. Excludes unamortized deferred financing costs for the unsecured revolving credit and term loan facilities, unsecured senior notes, and secured debt, and unamortized discounts for the unsecured senior notes.
Total Portfolio:
The Total Portfolio includes all properties, with the exception of the development and Redevelopment Properties currently committed for construction, under construction, or in the tenant improvement phase, and undeveloped land.

Total Portfolio
	Number of Buildings	Square Feet

Stabilized Portfolio	121	16,811,767
Total Portfolio as of September 30, 2025	121	16,811,767
Kilroy Realty Q3 2025 Supplemental Report | 43

Where Innovation Works

Reconciliation of Net Income Available to Common Stockholders to
Same Property Cash Net Operating Income (1)
(unaudited, $ in thousands)

	Three Months Ended		Nine Months Ended
	9/30/2025	9/30/2024	9/30/2025	9/30/2024
Net Income Available to Common Stockholders	$156,220	$52,378	$263,677	$151,509
Net income attributable to noncontrolling common units of the Operating Partnership	1,524	509	2,562	1,469
Net income attributable to noncontrolling interests in consolidated property partnerships	4,538	4,786	19,292	14,942
Net Income	162,282	57,673	285,531	167,920
Adjustments:
Gains on sales of depreciable operating properties	(110,484)	—	(127,038)	—
Depreciation and amortization	87,487	91,879	262,231	267,061
Interest expense	32,152	36,408	94,144	112,042
Interest income	(3,119)	(9,688)	(4,765)	(32,962)
Other (income) expense	(91)	85	(124)	499
Leasing costs	2,610	2,353	7,760	6,751
General and administrative expenses	18,247	17,981	53,623	54,097
Lease termination fees (2)	(309)	(1,461)	(11,569)	(4,597)
Net Operating Income (3)	188,775	195,230	559,793	570,811
Other (4)	78	100	234	325
Deferred settlement and restoration income	2,026	(1,857)	—	(1,857)
Amortization of net below market rents	(764)	(885)	(2,455)	(2,675)
Straight-line rents, net	1,303	2,615	9,270	5,517
Amortization of deferred revenue related to tenant-funded tenant improvements	(3,639)	(4,213)	(11,097)	(15,073)
Deferred income and lease incentives, net (5)	(707)	(3,958)	(2,312)	(8,175)
Cash Net Operating Income (3)	187,072	187,032	553,433	548,873
Non-Same Property Net Cash Operating Income	(7,988)	(9,039)	(25,237)	(27,742)
Same Property Cash Net Operating Income (3)	$179,084	$177,993	$528,196	$521,131
________________________
(1)Based upon the Same Store Portfolio as of September 30, 2025, which was comprised of 116 properties.
(2)Commencing January 1, 2025, the Company began excluding lease termination fees from Net Operating Income, Cash Net Operating Income, and Same Property Cash Net Operating Income. Lease termination fees are presented here on a GAAP basis and Net Operating Income, Cash Net Operating Income, and Same Property Cash Net Operating Income as presented have been conformed to the Company’s new definition.
(3)Refer to pages 35-37 “Non-GAAP Supplemental Measures” for management statements on the Company’s non-GAAP measures.
(4)Includes other non-cash amounts primarily related to property expenses and ground rent expense.
(5)Includes non-cash adjustments attributable to lease-related matters, including GAAP revenue recognition timing differences.
Kilroy Realty Q3 2025 Supplemental Report | 44

Where Innovation Works

Reconciliation of Historical Net Income Available to Common
Stockholders to Company’s Share of Adjusted EBITDAre (1)
(unaudited, $ in thousands)

	Three Months Ended
	6/30/2024	3/31/2024	12/31/2023
Net Income Available to Common Stockholders	$49,211	$49,920	$47,284
Interest expense	36,763	38,871	32,325
Depreciation and amortization	87,151	88,031	86,016
EBITDA	173,125	176,822	165,625
Net income attributable to noncontrolling common units of the Operating Partnership	458	502	471
Net income attributable to noncontrolling interests in consolidated property partnerships	4,878	5,278	5,291
EBITDAre	178,461	182,602	171,387
EBITDAre attributable to noncontrolling interests in consolidated property partnerships	(7,601)	(8,660)	(8,328)
Company's share of EBITDAre	170,860	173,942	163,059
Interest income	(10,084)	(13,190)	(10,696)
Company's share of Adjusted EBITDAre	$160,776	$160,752	$152,363

________________________
(1)Refer to pages 35-37 “Non-GAAP Supplemental Measures” for management statements on the Company’s non-GAAP measures.
Kilroy Realty Q3 2025 Supplemental Report | 45

Where Innovation Works

Reconciliation of GAAP Net Cash Provided by Operating Activities to
Funds Available for Distribution
(unaudited, $ in thousands)

		Three Months Ended				Nine Months Ended
	9/30/2025	6/30/2025	3/31/2025	12/31/2024	9/30/2024	9/30/2025	9/30/2024
GAAP Net Cash Provided by Operating Activities	$176,568	$143,746	$136,921	$108,237	$176,350	$457,235	$432,912
Adjustments:
Recurring tenant improvements, leasing commissions and capital expenditures	(36,959)	(34,040)	(17,378)	(33,089)	(25,662)	(88,377)	(59,494)
Depreciation of non-real estate furniture, fixtures and equipment	(1,407)	(1,382)	(1,384)	(1,585)	(1,636)	(4,173)	(4,769)
Net changes in operating assets and liabilities (1)	(31,579)	9,245	(2,308)	42,445	(46,785)	(24,642)	(12,868)
Noncontrolling interests in consolidated property partnerships’ share of FFO and FAD	(5,411)	(13,201)	(6,490)	(6,905)	(5,262)	(25,102)	(18,449)
Cash adjustments related to investing and financing activities	(273)	(479)	(265)	(16)	(185)	(1,017)	(350)
Funds Available for Distribution (2)	$100,939	$103,889	$109,096	$109,087	$96,820	$313,924	$336,982
________________________
(1)Primarily includes changes in the following assets and liabilities: marketable securities, current receivables, prepaid expenses and other assets, accounts payable, accrued expenses and other liabilities, rents received in advance, and tenant security deposits.
(2)Refer to pages 35-37 “Non-GAAP Supplemental Measures” for management statements on the Company’s non-GAAP measures.
This Supplemental Financial Report contains "forward-looking statements"
within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as
amended. These statements include, among other things, information concerning lease expirations, debt maturities, potential investments, development and redevelopment activity, projected construction costs, dispositions, and other forward-looking financial data. In some instances, forward-looking statements can be identified by the use of forward-looking terminology such as “expect,” “future,” “will,” “would,” “pursue,” or “project”, and variations of such words and similar expressions that do not relate to historical matters. Forward-looking statements are based on Kilroy Realty
Corporation’s current expectations, beliefs, and assumptions, and are not guarantees of future performance. Forward-looking statements are inherently subject to uncertainties, risks, changes in circumstances, trends, and factors that are difficult to predict, many of which are outside of Kilroy
Realty Corporation’s control. Accordingly, actual performance, results, and events may vary materially from those indicated or implied in the forward-
looking statements, and you should not rely on the forward-looking statements as predictions of future performance, results, or events.
Numerous factors could cause actual future performance, results, and events to differ materially from those indicated in the forward-looking statements, including, among others: global market and general economic conditions, including actual and potential tariffs and periods of heightened inflation, and their effect on our liquidity and financial conditions and those of our tenants; adverse economic or real estate conditions generally, and specifically, in the States of California, Texas, and Washington; risks associated with our investment in real estate assets, which are illiquid, and with trends in the real estate industry; defaults on or non-renewal of leases by tenants; any significant downturn in tenants’ businesses, including bankruptcy, lack of liquidity or lack of funding, and the impact labor disruptions or strikes, such as episodic strikes in the media industry, may have on our tenants’ businesses; our ability to re-lease property at or above current market rates; reduced demand for office space, including as a result of remote working and flexible working arrangements that allow work from remote locations other than an employer's office premises; costs to comply with government regulations, including environmental remediation; the availability of cash for distribution and debt service, and exposure to risk of default under debt obligations; increases in interest rates and our ability to manage interest rate exposure; changes in interest rates and the availability of financing on attractive terms or at all, which may adversely impact our future interest expense and our ability to pursue development, redevelopment, and acquisition opportunities and refinance existing debt; a decline in real estate asset valuations, which may limit our ability to dispose of assets at attractive prices, or obtain or maintain debt financing, and which may result in write-offs or impairment charges;
significant competition, which may decrease the occupancy and rental rates of properties; potential losses that may not be covered by insurance;
the ability to successfully complete acquisitions and dispositions on announced terms; the ability to successfully operate acquired, developed, and Redeveloped properties; the ability to successfully complete development and Redevelopment projects on schedule and within budgeted amounts; delays or refusals in obtaining all necessary zoning, land use, and other required entitlements, governmental permits and authorizations for our development and Redevelopment properties;
increases in anticipated capital expenditures, tenant improvement, and/or leasing costs; defaults on leases for land on which some of our properties are located; adverse changes to, or enactment or implementations of, tax laws or other applicable laws, regulations, or legislation, as well as business and consumer reactions to such changes; risks associated with joint venture investments, including our lack of sole decision-making authority, our reliance on co-venturers' financial condition, and disputes between us and our co-venturers; environmental uncertainties and risks related to natural disasters; risks associated with climate change and our sustainability strategies, and our ability to achieve our sustainability goals;
and our ability to maintain our status as a REIT. These factors are not exhaustive and additional factors could adversely affect our business and financial performance. For a discussion of additional factors that could materially adversely affect Kilroy Realty Corporation’s business and financial performance, see the factors included under the caption “Risk
Factors” in Kilroy Realty Corporation’s annual report on Form 10-K for the year ended December 31, 2024, and its other filings with the Securities and Exchange Commission. All forward-looking statements are based on currently available information and speak only as of the dates on which they are made. Kilroy Realty Corporation assumes no obligation to update any forward-looking statement made in this Supplemental Financial Report that becomes untrue because of subsequent events, new information, or otherwise, except to the extent we are required to do so in connection with our ongoing requirements under federal securities laws.
Where Innovation Works